Exhibit 4.2

Execution Version

TELLURIAN INC.

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

and

TECH OPPORTUNITIES LLC

as Collateral Agent

FIRST SUPPLEMENTAL
INDENTURE

Dated as of June 3, 2022

6.00% Senior Secured Convertible Notes due 2025

TABLE OF CONTENTS

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Exhibits

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FIRST SUPPLEMENTAL INDENTURE, dated as of June 3, 2022, among Tellurian Inc., a Delaware corporation, as issuer (the “Company”), and Wilmington Trust, National Association, as trustee (the “Trustee”)and Tech Opportunities LLC as collateral agent (the “Collateral Agent”).

This Supplemental Indenture (as defined below) is being executed and delivered pursuant to Sections 2.2 and 9.1(h) of the Base Indenture (as defined below) to establish the terms, and provide for the issuance, of a new series of Securities (as defined in the Base Indenture) constituting the Company’s 6.00% Senior Secured Convertible Notes due 2025 (the “Notes”).

Each party to this Supplemental Indenture agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Notes.

Article 1.          Definitions; Rules of Construction;
Scope and Interpretation of Base Indenture

Section 1.01.          Definitions.

Subject to the last paragraph of Section 1.03 and the second sentence of Section 1.04(A), capitalized terms used in this Supplemental Indenture without definition have the respective meanings ascribed to them in the Base Indenture. For purposes of the Notes, the following additional definitions will apply and supersede any conflicting definitions in the Base Indenture.

“Acceleration Amount” means a cash amount equal to the greater of (A) one hundred fifteen percent (115%) of the then outstanding principal amount of the applicable Note plus accrued and unpaid interest; and (B) one hundred fifteen percent (115%) of the product of (i) the Conversion Rate in effect as of the Trading Day immediately preceding the date that the Event of Default occurred; (ii) the total then outstanding principal amount (expressed in thousands) of the applicable Note plus accrued and unpaid interest; and (iii) the average Daily VWAP per share of Common Stock occurring during the ten (10) Trading Days immediately before the date the applicable Event of Default occurred.

“Affiliate” means as to any Person, any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Agent” means any Conversion Agent, Registrar, Paying Agent or Notice Agent.

“Attribution Parties” means with respect to any Holder, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by such Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.

“Authorized Denomination” means, with respect to the Notes, a principal amount thereof equal to one thousand dollars ($1,000) or any integral multiple of one thousand dollars ($1,000) in excess thereof, or, if such principal amount then-outstanding is less than $1,000, then such outstanding principal amount.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Base Indenture” means that certain Indenture, dated as of June 3, 2022, between the Company and the Trustee.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York or the applicable place of payment is authorized or required by law or executive order to close or be closed; provided, however, for clarification, the Federal Reserve Bank of New York or in the applicable place of payment shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of the Federal Reserve Bank of New York or in the applicable place of payment are open for use by customers on such day.

“Capital Lease” means, with respect to any Person, any leasing or similar arrangement conveying the right to use any property, whether real or personal property, or a combination thereof, by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Cash” means all cash and liquid funds.

“Cash Equivalents” means, as of any date of determination, any of the following: (A) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (B) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (C) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (D) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any State thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than one billion dollars ($1,000,000,000); and (E) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (A) and (B) above, (ii) has net assets of not less than one billion dollars ($1,000,000,000), and (iii) has the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service.

“Close of Business” means 5:00 p.m., New York City time.

“Collateral Agent” means the Person named as such in the first paragraph of this Supplemental Indenture, in its capacity as such, until a successor replaces it in accordance with the terms hereof and, thereafter, means such successor.

“Common Stock” means the common stock, $0.01 par value per share, of the Company, subject to Section 5.08.

“Company” means the Person named as such in the first paragraph of this Supplemental Indenture and, subject to Article 6, its successors and assigns.

“Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to, without duplication: (A) any Indebtedness or other obligations of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable and (B) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices, in each case, for any speculative purpose; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Conversion Date” means, with respect to conversion of a Note (other than a Forced Conversion), the first Business Day on which the requirements set forth in Section 5.03(A) to convert such Note are satisfied and with respect to a Forced Conversion of a Note, the Forced Conversion Date.

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 174.7030 shares of Common Stock per one thousand dollars ($1,000) principal amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article 5; provided, further, that whenever the Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Note.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Daily VWAP” means, for any Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “TELL <EQUITY> VAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Equity Interests that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(A) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(B) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Equity Interests convertible or exchangeable solely at the option of the issuer or a Subsidiary; provided that any such conversion or exchange will be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable); or

(C) is redeemable at the option of the holder thereof, in whole or in part,

in the case of each of clauses (A), (B) and (C), at any point prior to the ninety-first (91st) day after the Maturity Date.

“Driftwood Companies” means Driftwood LNG Holdings LLC and its Subsidiaries.

“Driftwood Financing” means (i) all Indebtedness of any Driftwood Company and any of their Subsidiaries that is not guaranteed or secured by the Company or any of the Company’s Subsidiaries (other than the Driftwood Companies and their Subsidiaries) and (ii) all unsecured Indebtedness of the Company or any its Subsidiaries (other than ProductionCo or its Subsidiaries) and all unsecured debt (including term loan, delayed draw, revolving credit, or letter of credit facilities, hedging arrangements, mezzanine and holdco financings), equity (including equity-linked) and mezzanine financing(s) of any kind entered into by the Company or any of its Subsidiaries (other than ProductionCo or its Subsidiaries) to the extent in the case of clause (ii) that (x) the proceeds of any such financing will be used for the payment of any amounts (or reimbursement thereof) for the development, construction, financing, ownership, operation or maintenance of the Driftwood Project, and any extensions, refinancings, replacements and/or renewals thereof, provided that, in each case any such Indebtedness or debt shall not have a final maturity date, amortization payment, sinking fund, put right, mandatory redemption or other repurchase obligation at the option of the lender or holder of such Indebtedness or debt, in any case earlier than one hundred eighty-one (181) days following the Maturity Date and (y) neither ProductionCo nor ProductionCo’s Subsidiaries may participate in or guarantee such financings; provided that, notwithstanding anything to the contrary in this definition, any Driftwood Financing may be secured by a pledge of the Equity Interests of Driftwood LNG Holdings LLC and the Contingent Obligations of any pledgor thereof (other than ProductionCo or ProductionCo’s Subsidiaries) arising from such pledge in respect of the Equity pledged therein shall be permitted.

“Driftwood Project” means the design, construction, financing, maintenance and operation of an LNG terminal facility and associated pipelines referred to as the Driftwood terminal, the Driftwood pipeline and other related pipelines in the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2022.

“Eligible Exchange” means any of The New York Stock Exchange, NYSE American, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).

“Equipment” means all “equipment” as defined in the UCC with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Conditions” will be deemed to be satisfied as of any date if all of the following conditions are satisfied as of such date: (A) the shares issuable upon conversion of the Notes are Freely Tradable; (B) the Holder is not in possession of any material non-public information provided by or on behalf of the Company; (C) the Company is in compliance with Section 5.05 and such shares will satisfy Section 5.05; (D) no public announcement of a pending, proposed or intended Fundamental Change has occurred that has not been abandoned, terminated or consummated; (E) the daily dollar trading volume (as reported on Bloomberg) of the Common Stock on an Eligible Exchange is not less than ten million dollars ($10,000,000) and (F) no Event of Default will have occurred and be continuing.

“Equity Interests” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, including membership interests and/or limited liability company interests (however designated, whether voting or non-voting) of the equity of such Person, including, if such person is a partnership, partnership interests (whether general or limited), if such Person is a limited liability company, membership interests and/or limited liability company interests, and, if such Person is a trust, all beneficial interests therein, and shall also include any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such corporation, partnership, limited liability company or trust, whether outstanding on the date hereof or issued on or after the date hereof, excluding, in each case, any debt securities convertible into such equity.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Forced Conversion Trigger” means (A) the Last Reported Sale Price exceeds two hundred percent (200%) of the Conversion Price on each of twenty (20) consecutive Trading Days beginning after the Issue Date, (B) the Equity Conditions are satisfied on each of such twenty (20) consecutive Trading Days, provided that, solely for the purposes of this definition, the condition set forth in Clause (F) of the definition of “Equity Conditions” shall only apply to the Events of Default set forth in Sections 7.01(A)(i)-(iii).

“Freely Tradable” means, with respect to any shares of Common Stock issued or issuable upon conversion of a Note, that (A) such shares would be eligible to be offered, sold or otherwise transferred by the Holder pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act and without any requirement for registration under any state securities or “blue sky” laws; or (B) such shares are (or, when issued, will be) (i) represented by book-entries at DTC and identified therein by an “unrestricted” CUSIP number; (ii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (iii) listed and admitted for trading, without suspension on trading, on an Eligible Exchange; and (C) no delisting or suspension by such Eligible Exchange has been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or is reasonably likely to occur or pending as evidenced by a writing by such Eligible Exchange.

“Fundamental Change” means any of the following events:

(A)            a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or the employee benefit plans of the Company or its Wholly Owned Subsidiaries, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;

(B)            the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than solely to one or more of the Company’s Wholly Owned Subsidiaries) (excluding, for the avoidance of doubt, any Driftwood Financing); or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Stock); provided, however, that any merger, consolidation, share exchange, combination or acquisition of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s voting common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of voting common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C)            the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D)            the Common Stock ceases to be listed on any Eligible Exchange;

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Base Repurchase Price” means, with respect to the Notes (or any portion of any Note) to be repurchased upon a Repurchase Upon Fundamental Change, a cash amount equal to the greater of (A) one hundred fifteen percent (115%) of the then outstanding principal amount of the applicable Note; and (B) one hundred fifteen percent (115%) of the product of (i) the Conversion Rate in effect as of the Trading Day immediately preceding the date the Fundamental Change Repurchase Notice is delivered; (ii) the total then outstanding principal amount (expressed in thousands) of the applicable Note; and (iii) the average Daily VWAP per share of Common Stock occurring during the ten (10) Trading Days immediately before the date of such Fundamental Change.

“Fundamental Change Repurchase Date” means the date as of which any Note must be repurchased for cash in connection with a Fundamental Change, as provided in Section 4.02.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit C) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note (or any portion of such Note) upon a Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided the definitions set forth in the Indenture or any Note and any financial calculations required thereby shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof.

“Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means indebtedness of any kind, including, without duplication (A) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within one hundred eighty (180) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (B) all obligations evidenced by notes, bonds, debentures or similar instruments, (C) all Capital Lease Obligations, (D) all Contingent Obligations, and (E) Disqualified Stock.

“Indenture” means the Base Indenture, as amended by this Supplemental Indenture, and as the same may be further amended or supplemented from time to time

“Interest Payment Date” means, with respect to a Note, each February 1, May 1, August 1 and November 1 of each year, commencing on August 1, 2022 (or commencing on such other date specified in the certificate representing such Note). For the avoidance of doubt, the Maturity Date is an Interest Payment Date.

“Intellectual Property” means all Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; applications therefor and reissues, extensions, or renewals thereof; together with all rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means with respect to any Person, any beneficial ownership (including stock, partnership or limited liability company interests) of or in any other Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person.

“Issue Date” means June 3, 2022.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company.

“License” means any Copyright License, Patent License, Trademark License or other written license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest; provided, that licenses, strain escrows and similar provisions in collaboration agreements, research and development agreements that do not create or purport to create a security interest, encumbrance, levy, lien or charge of any kind shall not be deemed to be Liens for purposes of the Notes and the Indenture.

“Mandatory Redemption” means any Redemption pursuant to Section 4.03(B)(i).

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts traded on such exchange or market relating to the Common Stock.

“Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (ii)  the business, properties, assets, liabilities, operations (including results thereof), or condition (financial or otherwise) of ProductionCo and its Subsidiaries, taken as a whole, (iii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith, taken as a whole, or (iv) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents.

“Maturity Date” means May 1, 2025.

“Note Agent” means any Registrar, Paying Agent or Conversion Agent.

“Note Security” means any Note or Conversion Share.

“Notes” means the 6.00% Senior Secured Convertible Notes due 2025 issued by the Company pursuant to the Indenture.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, or any Vice-President of the Company, whether or not designated by a number or numbers or a word or words added before or after the title “Vice President”.

“Officer’s Certificate” means a certificate that is signed on behalf of the Company by one (1) of its Officers and that meets the requirements of Section 13.03.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Redemption Price” means one hundred twenty percent (120%) of the principal amount being redeemed plus any accrued but unpaid interest.

“Opinion of Counsel” means an opinion, from legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) reasonably acceptable to the Trustee, that meets the requirements of Section 13.03, subject to customary qualifications and exclusions.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement the Company now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Company Expenditures” means dispositions, transfers and payments by the Company to satisfy payment obligations pursuant to Permitted Indebtedness incurred by the Company and general and operating expenses of the Company or Tellurian Investments LLC or its Subsidiaries.

“Permitted Indebtedness” means (A) Indebtedness evidenced by any Note; (B) Indebtedness disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (C) any Indebtedness constituting any Driftwood Financing; (D) Indebtedness to trade creditors incurred by the Company or any Subsidiary in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (E) Indebtedness that also constitutes a Permitted Investment; (F) (i) undrawn obligations in respect of letters of credit or similar instruments in the ordinary course of business and (ii) reimbursement obligations in connection with letters of credit or similar instruments that are secured by Cash or Cash Equivalents and issued on behalf of the Company or any Subsidiary so long as any such Cash or Cash Equivalents are reflected as restricted on the consolidated balance sheet of the Company, prepared in accordance with GAAP; (G) Indebtedness amongst the Company and its Subsidiaries (other than Indebtedness owed by (i) ProductionCo or one of its Subsidiaries to (ii) the Company or any of its other Subsidiaries); provided that any such Indebtedness owing by the Company or the Driftwood Companies to a Subsidiary that is not the Company, the Driftwood Companies, ProductionCo or a Wholly Owned Subsidiary of ProductionCo will be subordinated to the Indebtedness in respect of the Notes; (H) purchase money and Capital Lease Obligations in an aggregate principal amount not to exceed ten million dollars ($10,000,000) at any time outstanding; (I) Indebtedness in respect of the financing of insurance premiums payable within one year incurred in the ordinary course of business; (J) to the extent constituting Indebtedness, indemnification, adjustment of purchase price, earnout, escrow or similar obligations, in each case, incurred or assumed in connection with any acquisition or disposition not prohibited hereunder; (K) to the extent constituting Indebtedness, obligations associated with worker’s compensation claims, performance, bid, surety or similar bonds or surety obligations required by applicable law or by third parties in the ordinary course of the business of ProductionCo and its Subsidiaries in connection with the operation of, or provision for the abandonment and remediation of, their properties; (L) Contingent Obligations that are guarantees of Indebtedness described in clauses (A) through (K); (M) Indebtedness due to a draft or similar instrument inadvertently drawn against insufficient funds; provided, however, that such Indebtedness is extinguished within five (5) Business Days of incurrence; (N) obligations in respect of minimum volume commitments or to make take-or-pay or similar payments (regardless of nonperformance); (O) Indebtedness of any Person outstanding on the date that such Person becomes a Subsidiary of the Company (whether by acquisition, merger, consolidation or otherwise) and not incurred in contemplation thereof; (P) other Indebtedness in an aggregate principal amount not to exceed twenty-five million dollars ($25,000,000) at any time, provided that such Indebtedness is not incurred or guaranteed by, or otherwise recourse to, ProductionCo or its Subsidiaries; and (Q) extensions, refinancings, replacements and/or renewals of any items of Permitted Indebtedness (other than any Indebtedness repaid with the proceeds of the Notes), provided that, other than with respect to any Driftwood Financing, (1) the principal amount is not increased above the then-outstanding principal (or accreted value, in the case of Indebtedness issued with original issue discount) thereof (including undrawn or available committed amounts), plus an amount necessary to pay all accrued (including, for purposes of defeasance, future accrued) and unpaid interest of the refinanced Indebtedness and any fees, premiums and expenses related to such exchange or refinancing or (2) the terms are not modified to impose materially more burdensome terms, taken as a whole, upon the Company or its Subsidiaries, as the case may be, and provided further, other than with respect to any Driftwood Financing, that if the lender of any such proposed extension, refinancing or renewal of Permitted Indebtedness incurred hereunder is different from the lender of the Permitted Indebtedness to be so extended, refinanced or renewed then, in addition to the foregoing proviso, such Permitted Indebtedness shall also not have a final maturity date, amortization payment, sinking fund, put right, mandatory redemption or other repurchase obligation at the option of the lender or holder of such Indebtedness, or be prepayable at the option of the Company or its Subsidiaries (as applicable), in any case earlier than ninety-one (91) days following the Maturity Date (except, in each case, for (A) customary mandatory prepayments or offers to prepay with proceeds of asset sales or casualty events or indebtedness not permitted thereunder or upon the occurrence of a change of control and (B) scheduled amortization no greater than 5% of the original principal amount of such Indebtedness per year) and any mandatory prepayments under any Driftwood Financing (any extensions, refinancings, replacements and/or renewals described in this clause (Q), “Permitted Refinancing Indebtedness”).

“Permitted Intellectual Property Licenses” means agreements relating to Intellectual Property (A) licenses rights or other rights to use in existence at the Issue Date and (B) non-exclusive license rights granted or other rights to use in the ordinary course of business which may include licenses with unlimited renewal options solely to the extent such options require mutual consent for renewal or are subject to financial or other conditions as to the ability of licensee to perform under the license.

“Permitted Investment” means any Investments, (i) so long as any such Investments made in connection with ProductionCo Operations must be made by ProductionCo or the Subsidiaries of ProductionCo and (ii) to the extent not otherwise included within the definition of ProductionCo Operations, any direct or indirect Investments in additional oil and gas and related upstream properties or interests, other hydrogen and mineral interests and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America must be made by ProductionCo or its Subsidiaries.

“Permitted Liens” means, any and all of the following: (A) Liens in favor of the Holders, the Trustee or the Collateral Agent; (B) Liens disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (C) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Company maintains adequate reserves therefor in accordance with GAAP; (D) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords, operators’, royalty, surface damages and other like Persons arising in the ordinary course of business, including Liens under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the disposition, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, gathering agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements; provided, that the payment thereof is not more than 90 days past due or which are being contested in good faith by appropriate proceedings; (E) Liens arising from judgments, decrees or attachments in circumstances which do not constitute a Default or an Event of Default hereunder; (F) the following deposits, to the extent made in the ordinary course of business: deposits under workers’ compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (G) Liens on Equipment or software or other intellectual property or fixed or capital assets constituting purchase money Liens and Liens in connection with Capital Leases securing Indebtedness permitted in clause (H) of “Permitted Indebtedness”; (H) leasehold interests in leases or subleases and licenses granted in the ordinary course of the Company’s business and Permitted Intellectual Property Licenses; (I) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (J) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (K) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (L) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (M) Liens on Cash or Cash Equivalents securing obligations permitted under clauses (D), (F) and (J) of the definition of “Permitted Indebtedness”; (N) a Lien securing Indebtedness permitted under clause (C) of the definition of “Permitted Indebtedness”, provided that the assets securing such Liens are assets of a Driftwood Company; (O) other Liens securing obligations owed by, or on assets owned by, the Company or its Subsidiaries other than ProductionCo or its Subsidiaries in an aggregate principal amount not to exceed twenty-five million dollars ($25,000,000) at any time; provided that no such Liens shall be on the assets of ProductionCo or its Subsidiaries; (P) Liens on the assets of any Person in existence on the date that such Person becomes a Subsidiary of the Company (whether by acquisition, merger, consolidation or otherwise) and not created in contemplation thereof; and (Q) Liens incurred in connection with the extension, renewal, replacement or refinancing of the Indebtedness secured by Liens of the type described in clauses (A) through (N) above (other than any Indebtedness repaid with the proceeds of the Notes); provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien (plus improvements, proceeds and products thereof), provided, however, that other than Liens specified in clauses (A) and (B), no Lien shall qualify as a Permitted Lien if any Collateral secures such Lien and such Lien is not in favor of the Holders.

“Permitted Restricted Payments” means, with respect to any Person, any of the following: (A) repurchases, redemptions, dividends or distributions (other than repurchases or redemptions by ProductionCo while the Pledged Collateral remains subject to the Liens created by the Pledge Agreement) made in the form of the Equity Interests of such Person; (B) payment in lieu of fractional shares of the Equity Interests of such Person in connection with any dividend, split, or combination thereof or any Fundamental Change not prohibited hereby; (C) payments made or expected to be made in respect of withholding or similar taxes payable upon exercise of the Equity Interests of such Person by any future, present or former employee, director, officer, manager or consultant (or their respective controlled Affiliates or permitted transferees), and any repurchases of such Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represents a portion of the exercise price of such options or warrants or required withholding or similar taxes; (D) repurchases, redemptions, dividends or distributions in accordance with incentive compensation plans approved by such Person’s Board of Directors (or equivalent governing body); (E) dividends or distributions by (x) a Wholly Owned Subsidiary of ProductionCo to ProductionCo or one its other Wholly Owned Subsidiaries, (y) ProductionCo, directly or indirectly, to the Company to fund Permitted Company Expenditures and Permitted Investments, and (z) among the Company and its Subsidiaries (other than ProductionCo and its Wholly Owned Subsidiaries); (F) repurchases or redemptions of any class of Equity Interests pursuant to employee, director or consultant repurchase plans or other similar agreements approved by the Board of Directors; (G) other repurchases, redemptions, dividends or distributions effected by the Company or its Subsidiaries other than ProductionCo or its Subsidiaries in an aggregate principal amount not to exceed twenty-five million dollars ($25,000,000); (H) dividends or distributions by any Driftwood Company to any other Driftwood Company and (I) to the extent constituting a repurchase, redemption or distribution, conversion (at the conversion price in effect as of the date hereof) of the series C preferred shares of the Company held by Bechtel Oil, Gas and Chemicals, Inc. into shares of Common Stock, provided that, notwithstanding the foregoing, none of the foregoing transactions shall qualify as a Permitted Restricted Payment if such transaction would effect a transfer of Collateral to any Person other than to the Pledgor in respect of the Pledge Agreement at the applicable time.

“Permitted Transfers” means (A) dispositions of inventory sold, and Permitted Intellectual Property Licenses entered into, in each case, in the ordinary course of business, (B) dispositions of damaged, worn-out, obsolete or surplus property in the ordinary course of business; (C) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; (D) transfers consisting of Permitted Indebtedness under clause (G) of the definition of “Permitted Indebtedness”; (E) other dispositions or transfers of assets to any Person which have an aggregate fair market value of not more than two million five hundred thousand dollars ($2,500,000) in the aggregate in any fiscal year; (F) dispositions or other transfers (w) among ProductionCo and Wholly Owned Subsidiaries of ProductionCo, (x) among the Driftwood Companies and Subsidiaries of the Driftwood Companies, (y) from the Company or any of its Subsidiaries other than those referred to in subclauses (w) and (x) to the Subsidiaries referred to in subclauses (w) and (x), and (z) amongst the Company and its Subsidiaries, other than those referred to in subclauses (w) and (x); (G) to the extent constituting a disposition, any Driftwood Financing; (H) dispositions or other transfers for easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (I)  to the extent constituting a disposition, any lease or sublease in the ordinary course of business; and (J) transfers consisting of Permitted Restricted Payments, provided that, notwithstanding the foregoing, none of the foregoing transfers or dispositions shall qualify as a Permitted Transfer if such transfer or disposition would effect a transfer of Collateral to any Person other than to the Pledgor in respect of the Pledge Agreement at the applicable time.

“Person” or “person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Physical Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee.

“Pledge Agreement” means that certain Pledge Agreement, dated June 3, 2022, between the Tellurian Investments LLC (together with is successors and permitted assigns, the “Pledgor”) and the Collateral Agent (as it may otherwise be amended, modified or supplemented in accordance with Section 3.25(B) or replaced with any new pledge agreement in substantially the same form with respect to the Pledged Collateral pursuant to Section 3.25)(B)).

“Pledged Collateral” has the meaning set forth in the Pledge Agreement.

“Pledgor” has the meaning given such term in the definition of “Pledge Agreement”.

“ProductionCo” means Tellurian Production Holdings LLC, a Delaware limited liability company.

“ProductionCo Operations” means the exploration, drilling and extraction of natural gas and related and resulting products by ProductionCo and its Wholly Owned Subsidiaries.

“Redemption” means the repurchase of any Note by the Company pursuant to Section 4.03.

“Redemption Date” means May 1, 2023 and May 1, 2024 in the case of a Redemption pursuant to Section 4.03(B)(i), and the date fixed, pursuant to Section 4.03(D), for the settlement of the repurchase of any Notes by the Company pursuant to an Optional Redemption.

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.03(E).

“Regular Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on February 1, the immediately preceding January 15; (B) if such Interest Payment Date occurs on May 1, the immediately preceding April 15; (C) if such Interest Payment Date occurs on August 1, the immediately preceding July 15; and (D) if such Interest Payment Date occurs on November 1, the immediately preceding October 15.

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02.

“Required Holders” means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

“Responsible Officer” means (A) any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of such officers; and (B) with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of, and familiarity with, the particular subject and, in each case, has direct responsibility for the administration of the Indenture.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Obligations” has the meaning set forth in the Pledge Agreement.          “Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of June 1, 2022, between the Company and certain initial holders of the Notes.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person, provided that, notwithstanding the foregoing, ProductionCo or any Wholly Owned Subsidiary of ProductionCo shall be deemed a Significant Subsidiary at all times for the purposes hereof.

“Subordinated Indebtedness” means Indebtedness subordinated to the Notes pursuant to a written agreement between the Required Holders and the applicable lender in amounts and on terms and conditions satisfactory to the Required Holders in their sole discretion.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Supplemental Indenture” means this First Supplemental Indenture, as amended or supplemented from time to time.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transaction Documents” means, collectively, the Notes, the Indenture and the Pledge Agreement.

“Transfer Agent” means Broadridge Corporate Issuer Solutions, Inc. and any subsequent transfer agent (as applicable).

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as such in the first paragraph of this Supplemental Indenture, in its capacity as such, until a successor replaces it in accordance with the provisions of the Indenture and, thereafter, means such successor trustee.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Equity Interests or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.02.          Other Definitions.

Term	Defined in Section
“Business Combination Event”	6.01(A)
“Common Stock Change Event”	5.08(A)
“Company Conversion Notice”	5.01(A)
“Conversion Agent”	2.06(A)
“Conversion Consideration”	Section 5.04(A)
“Conversion Settlement Date”	Section 5.04(C)
“Covering Price”	Section 5.04(D)(i)
“Default Interest”	2.05(B)
“Defaulted Shares”	Section 5.04(D)
“Event of Default”	7.01(A)
“Excess Shares”	Section 5.09(A)
“Expiration Date”	5.06(A)(v)
“Expiration Time”	5.06(A)(v)
“Forced Conversion”	5.01(A)
“Forced Conversion Date”	5.01(B)
“Fundamental Change Notice”	4.02(E)
“Fundamental Change Repurchase Right”	4.02(A)
“Holder Conversion Notice”	5.02(A)
“HSR Act”	5.09(B)
“Initial Notes”	2.03(A)
“Maximum Percentage”	Section 5.09(A)
“Maximum Percentage Notice”	Section 5.09(A)
“Optional Acceleration Notice”	7.02(B)
“Optional Redemption”	4.03(B)(ii)
“Optional Redemption Notice”	4.03(F)(ii)
“Paying Agent”	2.06(A)
“Permitted Refinancing Indebtedness”	definition of Permitted Indebtedness
“Redemption Cap”	4.03(B)(i)
“Redemption Notice”	4.03(F)(i)
“Reference Property”	5.08(A)
“Reference Property Unit”	5.08(A)
“Register”	2.06(B)
“Registrar”	2.06(A)
“Reported Outstanding Share Number”	Section 5.09(A)
“Required Reserve Amount”	3.24
“Specified Courts”	13.07
“Spin-Off”	5.06(A)(iii)(2)
“Spin-Off Valuation Period”	5.06(A)(iii)(2)
“Stated Interest”	2.05(A)
“Successor Entity”	6.01(A)(i)
“Successor Person”	Section 5.08(A)
“Tender/Exchange Offer Valuation Period”	5.06(A)(v)

Section 1.03.          Rules of Construction.

For purposes of the Indenture:

(A)            “or” is not exclusive;

(B)            “including” means “including without limitation”;

(C)            “will” expresses a command;

(D)            the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(E)            a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(F)            words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(G)            “herein,” “hereof” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision of this Supplemental Indenture, unless the context requires otherwise;

(H)            each Article, Section, clause or paragraph reference in this Supplemental Indenture that is in bolded typeface refers to the referenced Article, Section, clause or paragraph, as applicable, of this Supplemental Indenture;

(I)             references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;

(J)             the exhibits, schedules and other attachments to this Supplemental Indenture are deemed to form part of this Supplemental Indenture;

(K)            the term “interest,” when used with respect to a Note, includes any Default Interest, unless the context requires otherwise;

(L)            any reference to a law, enactment or regulation shall include reference to any subordinate law, decree, resolution, order, or the like made under the relevant enactment or regulation and is a reference to that enactment, regulation, or subordinate law, decree, resolution, order, or the like as from time to time amended, consolidated, modified, re-enacted, or replaced

(M)            all references to any agreement or contract, including this Supplemental Indenture, shall be interpreted to mean such agreement or contract, as amended, modified, or supplemented in accordance with its terms from time to time;

(N)            it is understood and agreed that any Indebtedness, Liens, Investment, dividends, repurchases, repayments, disposition or transfer, or any transaction with an Affiliate need not be permitted solely by reference to one category of Permitted Indebtedness, Permitted Lien, Permitted Investment, Permitted Restricted Payment or Permitted Transfer or any permitted transaction with an Affiliate under Article 3 or the definitions of “Permitted Indebtedness”, “Permitted Liens”, “Permitted Investment”, “Permitted Restricted Payment” or “Permitted Transfer”, as applicable, but may instead be permitted in part under any combination thereof (it being understood that the Company may utilize amounts under any applicable category). For purposes of determining compliance at any time with Article 3 or the definitions of “Permitted Indebtedness”, “Permitted Liens”, “Permitted Investment”, “Permitted Restricted Payment” or “Permitted Transfer”, in the event that any such permitted transaction meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Article 3 or the definitions of “Permitted Indebtedness”, “Permitted Liens”, “Permitted Investment”, “Permitted Restricted Payment” or “Permitted Transfer”, the Company, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category; and

(O)            this Indenture shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

For purposes of the Indenture, the following terms of the Trust Indenture Act have the following meanings:

(i)            “Commission” means the SEC;

(ii)            “default” means “Event of Default”

(ii)            “indenture securities” means the Notes;

(iii)            “indenture security holder” means a Holder;

(iv)            “indenture to be qualified” means the Indenture;

(v)            “indenture trustee” or “institutional trustee” means the Trustee; and

(vi)            “obligor” on the indenture securities means the Company.

All other terms used in the Indenture that are defined by the Trust Indenture Act (including by reference to another statute) or the related rules of the SEC, and not defined in the Indenture, have the respective meanings so defined by the Trust Indenture Act or such rules.

Section 1.04.          Interpretation; Scope of Supplemental Indenture; Supersession of Base Indenture.

(A)            Generally. The amendments to the Base Indenture made by this Supplemental Indenture will apply solely with respect to the Notes and not with respect to any other class or series of Securities. For purposes of the Notes, if any provision of this Supplemental Indenture conflicts with any provision of the Base Indenture, then this Supplemental Indenture will control to the extent of such conflict.

(B)            Applicability of Base Indenture. For purposes of the Notes,

(i)            Sections 2.3 through 2.15, inclusive, of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with the corresponding provisions of Article 2;

(ii)            Articles III and XI of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Article 4;

(iii)            Article IV of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Article 3;

(iv)            Article V of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Article 6;

(v)            Article VI of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Article 7;

(vi)            Article VIII of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Article 9;

(vii)            Article IX of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Article 8;

(viii)            Section 7.5 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 7.12;

(ix)            Article VII (except for Section 7.5) of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Article 12; and

(x)            Sections 10.1, 10.2, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13 and 10.14 will not apply to the Notes and will instead be deemed to be replaced with Sections 13.17, 13.01, 13.02, 13.03, 13.04, 2.05(C), 13.05, 13.14, 13.06, 13.08, 13.09, 13.13 and 13.15, respectively.

Each reference in the Base Indenture to any Articles or Sections of the Base Indenture referred to in the preceding clauses (i) through (x), inclusive, of this Section 1.04(B) will, for purposes of the Notes, be deemed instead to be a reference to the respective Articles and Sections (or corresponding part of the respective Articles or Sections) of this Supplemental Indenture referred to in such clauses.

Article 2.          The Notes

Section 2.01.          Form, Dating and Denominations.

The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law, stock exchange rule. Each Note will be dated as of the date of its authentication.

The Notes will be issued in the form of one or more Physical Notes.

The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.

The terms contained in the Notes constitute part of the Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control for purposes of the Indenture and such Note.

Section 2.02.          Execution, Authentication and Delivery.

(A)            Due Execution by the Company. At least one (1) duly authorized Officer will sign the Notes on behalf of the Company by manual, facsimile or other electronic signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at the Company.

(B)            Authentication by the Trustee and Delivery.

(i)            No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

(ii)            The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with Section 2.02(A); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name and address of the Holder of such Note and the date as of which such Note is to be authenticated; and (c) the delivery address indicating where such Note should be delivered.

(iii)            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under the Indenture, and a Note authenticated as provided in the Indenture by such an agent will be deemed, for purposes of the Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.

Section 2.03.          Initial Notes.

On the Issue Date, there will be originally issued five hundred million dollars ($500,000,000) aggregate principal amount of Notes, subject to the provisions of the Indenture (including Section 2.02). Notes issued pursuant to this Section 2.03, and any Notes issued in exchange therefor or in substitution thereof, are referred to in the Indenture as the “Initial Notes.”

Section 2.04.          Method of Payment.

(A)            [RESERVED]

(B)            Physical Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date, pursuant to an Optional Acceleration Notice or otherwise) of, interest on, and any cash Conversion Consideration for, any Physical Note no later than the time the same is due as provided in the Indenture as follows: (i) if the principal amount of such Physical Note is at least ten thousand dollars ($10,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register. To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; (y) with respect to any cash Conversion Consideration, the relevant Conversion Date; and (z) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

Section 2.05.          Accrual of Interest; Default Interest; When Payment Date is Not a Business Day.

(A)            Accrual of Interest. Each Note will accrue interest at a rate per annum equal to 6.00% (the “Stated Interest”), plus any Default Interest that may accrue pursuant to Section 2.05(B). Stated Interest on each Note will (i) accrue on the principal amount of each Note; (ii) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the Issue Date) to, but excluding, the date of payment of such Stated Interest; (iii) subject to Sections 4.02(D), 4.03(E) and 5.04 (but without duplication of any payment of interest), quarterly in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date and (iv) be computed on the basis of a 360-day year comprised of twelve 30-day months. Notwithstanding the foregoing, no amount of Stated Interest in excess of the maximum amount permitted by applicable law shall be due and payable under this Indenture or the Notes.

(B)            Default Interest. If an Event of Default occurs, then, in each case, to the extent lawful, interest (“Default Interest”) will accrue on the principal amount then outstanding at a rate per annum equal to twelve percent (12.0%), from, and including, the date of such Event of Default, to, but excluding, the date such Event of Default is cured or waived and all outstanding Default Interest has been paid. Default Interest will be computed on the basis of a 360-day year comprised of twelve 30- day months and, subject to Sections 4.02(D), 4.03(E) and 5.04, will be payable in arrears on the earlier of (i) the first day of each calendar month and (ii) the date such Event of Default is cured or waived. Notwithstanding the foregoing, no amount of Default Interest in excess of the maximum amount permitted by applicable law shall be due and payable under this Indenture or the Notes. The Company may pay the Default Interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date (which special record date shall not be less than 10 days prior to the related payment date) and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of Default Interest to be paid.

(C)            Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on a Note as provided in the Indenture is not a Business Day, then, notwithstanding anything to the contrary in the Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay.

Section 2.06.          Registrar, Paying Agent and Conversion Agent.

(A)            Generally. The Company will maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency in the continental United States where Notes may be presented for conversion (the “Conversion Agent”). If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Trustee will act as such. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent.

(B)            Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of Notes. Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.

(C)            Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Conversion Agents. The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under the Indenture. Subject to Section 2.06(A), the Company may change any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to the Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of the Indenture that relate to such Note Agent.

(D)            Initial Appointments. The Company appoints the Trustee as the initial Paying Agent, the initial Registrar and the initial Conversion Agent.None of the Trustee, the Paying Agent, the Registrar or the Conversion Agent shall be deemed an agent for the Company for purposes of service of legal process.

Section 2.07.          Paying Agent and Conversion Agent to Hold Property in Trust.

The Company will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee in writing of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Conversion Agent; and (B) references in the Indenture or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to in clause (x) or (xi) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.

Section 2.08.          Holder Lists.

If the Trustee is not the Registrar, the Company will furnish to the Trustee, no later than seven (7) Business Days before each Interest Payment Date, and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 2.09.          Legends.

(A)            [RESERVED]

(B)            Other Legends. A Note may bear any other legend or text, not inconsistent with the Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.

(C)            Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

Section 2.10.          Transfers and Exchanges; Certain Transfer Restrictions.

(A)            Provisions Applicable to All Transfers and Exchanges.

(i)            Subject to this Section 2.10, Physical Notes may be transferred or exchanged from time to time and the Registrar will record each such transfer or exchange in the Register.

(ii)            Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii)) or portion thereof in accordance with the Indenture will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under the Indenture, as such old Note or portion thereof, as applicable.

(iii)            The Company, the Trustee and the Note Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of Notes, but the Company, the Trustee, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Section 2.11, 2.16 or 8.05 not involving any transfer.

(iv)            Notwithstanding anything to the contrary in the Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.

(v)            The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under the Indenture or applicable law with respect to any Note Security, other than to require the delivery of such certificates or other documentation or evidence as expressly required by the Indenture and to examine the same to determine substantial compliance as to form with the requirements of the Indenture.

(vi)            Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09.

(vii)            Upon satisfaction of the requirements of the Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(B)            [RESERVED].

(C)            Transfers and Exchanges of Physical Notes.

(i)            Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); and (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; provided, however, that, to effect any such transfer or exchange, such Holder must surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar.

(ii)            Upon the satisfaction of the requirements of the Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(C)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):

(1)            such old Physical Note will be promptly cancelled pursuant to Section 2.14;

(2)            if such old Physical Note is to be so transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09;

(3)            in the case of a transfer:

(a)            [RESERVED]

(b)            to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and

(4)            in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09.

(D)            Transfers of Notes Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in the Indenture or the Notes, the Company, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for conversion, except to the extent that any portion of such Note is not subject to conversion; (ii) is subject to a Fundamental Change Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F), except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Fundamental Change Repurchase Price when due; or (iii) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that any portion of such Note is not subject to Redemption or the Company fails to pay the applicable Redemption Price when due.

Section 2.11.          Exchange and Cancellation of Notes to Be Converted or Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.

(A)            Partial Conversions of Physical Notes and Partial Repurchases of Physical Notes Pursuant to a Repurchase Upon Fundamental Change or Redemption. If only a portion of a Physical Note of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, as soon as reasonably practicable after such Physical Note is surrendered for such conversion or repurchase, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(C), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so converted or repurchased, as applicable, which Physical Note will be converted or repurchased, as applicable, pursuant to the terms of the Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such conversion or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.17.

(B)            Cancellation of Notes that Are Converted and Notes that Are Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.

(i)            Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(A)) of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.17 and the time such Physical Note is surrendered for such conversion or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.14; and (2) in the case of a partial conversion or repurchase, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09.

(ii)            [RESERVED].

Section 2.12.          Replacement Notes.

If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and upon receipt of a Company Order the Trustee will authenticate, in each case in accordance with Section 2.02, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company and the Trustee may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Trustee to protect the Company and the Trustee from any loss, claim, cost or liability that any of them may suffer if such Note is replaced.

Every replacement Note issued pursuant to this Section 2.12 will be an additional obligation of the Company and will be entitled to all of the benefits of the Indenture equally and ratably with all other Notes issued under the Indenture.

Section 2.13.          Registered Holders.

Only the Holder of a Note will have rights under the Indenture as the owner of such Note.

Section 2.14.          Cancellation.

Without limiting the generality of Section 3.06, the Company may at any time deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or conversion. Upon written instruction from the Company, the Trustee will promptly cancel all Notes so surrendered to it in accordance with its customary procedures. The Company may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or conversion.

Section 2.15.          Notes Held by the Company or its Affiliates.

Without limiting the generality of Sections 3.06 and 2.17, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.16.          Temporary Notes.

Until definitive Notes are ready for delivery, the Company may issue, execute and deliver, and upon receipt of a Company Order the Trustee will authenticate, in each case in accordance with Section 2.02, temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, definitive Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under the Indenture as definitive Notes.

Section 2.17.          Outstanding Notes.

(A)            Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.14; (ii) paid in full (including upon conversion) in accordance with the Indenture; or (iii) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.17.

(B)            Replaced Notes. If a Note is replaced pursuant to Section 2.12, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.

(C)            Maturing Notes and Notes Called for Redemption or Subject to Repurchase. If, on a Redemption Date, a Fundamental Change Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Fundamental Change Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest, in each case due on such date, then (unless there occurs a default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Sections 4.02(D), 4.03(E) or 5.04; and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price, Fundamental Change Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in the Indenture.

(D)            Notes to Be Converted. At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.04, upon such conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.04.

(E)            Cessation of Accrual of Interest. Except as provided in Sections 4.02(D), 4.03(E) or 5.04, interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.17, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

Section 2.18.          Repurchases by the Company.

Without limiting the generality of Sections 2.14 and 3.06, the Company may, from time to time, repurchase Notes in open market purchases or in negotiated transactions without delivering prior notice to Holders.

Section 2.19.          CUSIP and ISIN Numbers.

The Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that (i) the Trustee is not liable for CUSIP numbers printed on any Security, notice or elsewhere (ii) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; and (iii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN number(s) identifying any Notes.

Section 2.20.          Trustee Not Responsible for Securities Laws.

Notwithstanding anything herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws or other applicable laws.

Article 3.          Covenants

Section 3.01.          Payment on Notes.

(A)            Generally. The Company will pay or cause to be paid all the principal of, the Fundamental Change Repurchase Price and Redemption Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in the Indenture.

(B)            Deposit of Funds. Before 10:00 A.M., New York City time, on each Redemption Date, Fundamental Change Repurchase Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.

Section 3.02.          Exchange Act Reports.

(A)            Generally. The Company will send to the Trustee copies of all reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed via the EDGAR system (or such successor). Upon the written request of any Holder, the Company will provide to such Holder a copy of any report that the Company has sent the Trustee pursuant to this Section 3.02(A), other than a report that is deemed to be sent to the Trustee pursuant to the preceding sentence. The Company will also comply with its other obligations under Section 314(a)(1) of the Trust Indenture Act.

(B)            Trustee’s Disclaimer. The Trustee need not determine whether the Company has filed any material via the EDGAR system (or such successor). Delivery of reports, information and documents to the Trustee under this Section 3.02 are for information purposes only and the sending or filing of reports pursuant to Section 3.02(A) will not be deemed to constitute actual or constructive notice to or knowledge of the Trustee of any information contained, or determinable from information contained, therein, including the Company’s compliance with any of its covenants under the Indenture. The Trustee will have no duty to review or analyze any such reports delivered to it.

Section 3.03.          Default Certificates.

Within one hundred twenty (120) days after December 31, 2022 and each fiscal year of the Company ending thereafter, the Company will deliver an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such fiscal year with a view towards determining whether any Default or Event of Default has occurred; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred or is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto).

Section 3.04.                    Stay, Extension and Usury Laws.

To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of the Notes or the Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee or the Holders by the Notes or the Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.05.          Corporate Existence.

Subject to Article 6, the Company will cause to preserve and keep in full force and effect:

(A)            its corporate existence and the corporate existence of its Subsidiaries in accordance with the organizational documents of the Company or its Subsidiaries, as applicable; and

(B)            the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company need not preserve or keep in full force and effect the corporate existence of any of its Subsidiaries (other than ProductionCo while the Pledged Collateral remains subject to the Liens created by the Pledge Agreement) or any such license or franchise if the Company determines in good faith that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; or (y) the loss thereof is not, individually or in the aggregate, reasonably expected to be materially adverse to the Holders.

Section 3.06.          Restriction on Acquisition of Notes by the Company and its Affiliates.

The Company will promptly deliver to the Trustee for cancellation all Notes that the Company or any of its Subsidiaries have purchased or otherwise acquired.

Section 3.07.          Ranking.

All payments due under the Notes shall rank (i) pari passu with all other Notes, (ii) effectively senior to all unsecured Indebtedness of the Company to the extent of the value of the Collateral securing the Notes for so long as the Collateral so secures the Notes in accordance with the terms hereof and (iii) senior to any Subordinated Indebtedness.

Section 3.08.          Incurrence of Indebtedness.

The Company shall not and shall not permit any Subsidiary to: (a) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness; (b) voluntarily prepay any Indebtedness except for (i) by the conversion of Indebtedness into equity securities (other than Disqualified Stock) and the payment of cash in lieu of fractional shares in connection with such conversion, and (ii)  with the proceeds of Permitted Refinancing Indebtedness or (c) amend or modify any documents or notes evidencing any Indebtedness in any manner which shortens the maturity date or any amortization or redemption date thereof to a date that is earlier than ninety-one (91) days following the Maturity Date or otherwise imposes materially more burdensome terms, taken as a whole, upon the Company or its Subsidiaries than exist in such Indebtedness prior to such amendment or modification without the prior written consent of Holder.

Section 3.09.          Liens.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens.

Section 3.10.          Investments.

The Company shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

Section 3.11.          Distributions.

The Company shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of Equity Interests, except for Permitted Restricted Payments, (b) declare or pay any cash dividend or make a cash distribution on any class of Equity Interests, except for Permitted Restricted Payments, (c) lend money to any employees, officers or directors (except for travel advances in the ordinary course of business or loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of Equity Interests of the Company pursuant to employee stock purchase plans or other similar agreements approved by the Company’s Board of Directors), or guarantee the payment of any such loans granted by a third party in excess of fifty thousand dollars ($50,000) in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of fifty thousand dollars ($50,000) in the aggregate.

Section 3.12.          Transfers.

Except for Permitted Transfers, Permitted Investments and Permitted Restricted Payments, the Company shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of the assets of the Company and its Subsidiaries (taken as a whole)

Section 3.13.          Taxes.

The Company and its Subsidiaries shall pay when due all material taxes, fees or other similar governmental charges (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom. The Company and its Subsidiaries shall file on or before the due date therefor all material personal property tax returns. Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes, fees or other similar governmental charges for which they maintain adequate reserves therefor in accordance with GAAP.

Section 3.14.          Minimum Cash Balance.

The Company shall have at all times liquidity calculated as unrestricted, unencumbered Cash or Cash Equivalents of the Company and its Subsidiaries, excluding the Driftwood Companies, as taken as a whole, in one or more deposit, securities or money market or similar accounts located in the United States in an aggregate minimum amount equal to (i) during the period beginning on any Redemption Date and ending thirty (30) days following such Redemption Date, fifty million dollars ($50,000,000) and (ii) at all other times that a Note remains outstanding, one hundred million dollars ($100,000,000).

Section 3.15.          Change in Nature of Business.

The Company shall not, and the Company shall cause each of its Subsidiaries to not, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Issue Date, and such activities related, ancillary or incidental thereto. For the avoidance of doubt, for the purposes of this Section 3.15, the line of business conducted by and publicly contemplated to be conducted by (x) the Driftwood Companies and their Subsidiaries is the Driftwood Project and (y) ProductionCo and the Subsidiaries of ProductionCo is the ProductionCo Operations.

Section 3.16.          Maintenance of Intellectual Property.

The Company will take all action, and the Company shall cause each of its Subsidiaries to take, all actions necessary or advisable to maintain and preserve all of the registered or applied for Intellectual Property owned by the Company or such Subsidiary that are necessary or material (as determined by the Company in good faith) to the conduct of its business, taken as a whole, in full force and effect.

Section 3.17.          Maintenance of Insurance.

The Company shall maintain, and the Company shall cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

Section 3.18.          Transactions with Affiliates.

Except for Permitted Restricted Payments, Permitted Investments and transactions between or among the Company, its Wholly Owned Subsidiaries and the Driftwood Companies, neither the Company, nor any of its Subsidiaries, shall enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) transactions for fair consideration and on terms not materially less favorable, taken as a whole, to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof and (ii) compensation, including incentive compensation plans approved by such Person’s Board of Directors (or equivalent governing body).

Section 3.19.          Restricted Issuances.

The Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, without the prior written consent of the Required Holders, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities or incur any Indebtedness that would cause a Default under the Notes or the Indenture or that by its terms would prohibit or restrict the performance of any of the Company’s or its Subsidiaries’ obligations under the Notes or the Indenture, including without limitation, the payment of interest and principal thereon.

Section 3.20.          [Reserved].

Section 3.21.          [Reserved].

Section 3.22.          Further Instruments and Acts.

At the Trustee’s request, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to more effectively carry out the purposes of the Indenture.

Section 3.23.          Maintenance of Properties, Etc.

The Company shall maintain and preserve, and the Company shall cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful (as determined by the Company in good faith) to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except, in each case, as could reasonably be expected to cause a Material Adverse Effect. The Company shall cause all material assets used in the exploration, drilling and extraction of natural gas and related and resulting products by the Company or any of its Subsidiaries or Affiliates to be held by ProductionCo or one or more of its Wholly Owned Subsidiaries and shall make no Investment in any material assets used in the exploration, drilling and extraction of natural gas and related and resulting products other than through ProductionCo or one or more of its Wholly Owned Subsidiaries.

Section 3.24.          Share Reserve.

So long as any Notes remain outstanding, the Company shall at all times have no less than a number of shares of authorized but unissued Common Stock reserved for any issuance of shares of Common Stock hereunder (as applicable) equal to 87,351,503 shares of Common Stock, less a number of shares corresponding to the number of Common Shares previously issued or delivered in connection with any conversion of Notes or any redemption, repurchase or retirement of Notes (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 3.24 be reduced other than in connection with any stock combination, reverse stock split or other similar transaction or proportionally in connection with any issuance of Common Stock under the Notes or any such redemption, repurchase or retirement of Notes. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval (if required) of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

Section 3.25.          Issuances and Transfers of Equity Interests of ProductionCo.

(A)            The Company hereby represents that all of ProductionCo’s Equity Interests, equity interests and securities convertible into Equity Interests of or equity interests in ProductionCo are pledged as Pledged Collateral pursuant to the Pledge Agreement. ProductionCo shall not issue Equity Interests, any other equity interests, or any securities convertible into Equity Interests of or equity interests in ProductionCo unless the same are pledged as Pledged Collateral pursuant to the Pledge Agreement.

(B)             The Pledgor shall not transfer all or any portion of ProductionCo’s Equity Interests, equity interests and securities convertible into Equity Interests of or equity interests in ProductionCo to any Person, unless such Person is the Company or a Wholly Owned Subsidiary of the Company and such transferee Person becomes a party to or the successor or assign under the Pledge Agreement or such transferee enters a new pledge agreement with the Collateral Agent substantially in the form of the Pledge Agreement with respect to the Pledged Collateral, which shall constitute the Pledge Agreement.

Article 4.          Repurchase and Redemption

Section 4.01.          No Sinking Fund.

No sinking fund is required to be provided for the Notes.

Section 4.02.          Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change.

(A)            Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B)            Repurchase Prohibited in Certain Circumstances. If (i) the principal amount of the Notes has been accelerated pursuant to Section 7.02 and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (including a rescission as a result of the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to Section 4.02(D), on such Fundamental Change Repurchase Date) or (ii) the Company delivers a Company Conversion Notice to the Holders pursuant to Section 5.01(A), then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase Upon Fundamental Change to be returned to the Holders thereof.

(C)            Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty-five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E).

(D)            Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any Note (or any portion of such Note) to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the Fundamental Change Base Repurchase Price for such Fundamental Change plus any accrued and unpaid interest on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date). For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date.

(E)            Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder, in writing, with a copy to the Trustee, the Paying Agent and the Conversion Agent a notice of such Fundamental Change (a “Fundamental Change Notice”), which notice shall state the Fundamental Change Repurchase Date and Fundamental Change Base Repurchase Price of such Fundamental Change. Upon written request by the Company in an Officer’s Certificate delivered to the Trustee at least five (5) Business Days prior to the requested date of delivery (or such shorter time as shall be satisfactory to the Trustee), the Trustee shall send the Fundamental Change Notice to the Holders on behalf of the Company. The failure to deliver a Fundamental Change Notice will not limit the Fundamental Change Repurchase right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(F)            Procedures to Exercise the Fundamental Change Repurchase Right.

(i)            Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(1)            before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(2)            such Note, duly endorsed for transfer.

The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(ii)            Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state:

(1)            if such Note is a Physical Note, the certificate number of such Note;

(2)            the principal amount of such Note to be repurchased; and

(3)            that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note.

(iii)           Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the third Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(1)            if such Note is a Physical Note, the certificate number of such Note;

(2)            the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and

(3)            the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination.

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof.

(G)            Payment of the Fundamental Change Repurchase Price. Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time prescribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date such Note is delivered to the Paying Agent. For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered pursuant to the first sentence of this Section 4.02(G).

(H)            Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in the Indenture. To the extent the provisions of any securities laws or regulations conflict with the provisions in this Section 4.02(H) or any other provision of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.02(H).

(I)            Repurchase in Part. Subject to the terms of this Section 4.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 4.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

Section 4.03.          Right of the Holders to Redeem the Notes.

(A)            No Right to Redeem Before May 1, 2023. Unless in connection with a Fundamental Change pursuant to Section 4.02, an Optional Redemption pursuant to Section 4.03(B)(ii) or an Event of Default pursuant to Section 7.01, the Holders may not redeem the Notes at their option at any time before May 1, 2023.

(B)            Mandatory and Optional Redemption.

(i)            Mandatory Right to Redeem the Notes on May 1, 2023 and May 1, 2024. Unless a Forced Conversion has occurred, subject to the terms of this Section 4.03, on each of May 1, 2023 and May 1, 2024, each Holder may redeem such Holder’s Notes or a portion of such Holder’s Note(s) up to an aggregate principal amount on each such date not to exceed one hundred sixty six million six hundred sixty six thousand dollars ($166,666,000) (the “Redemption Cap”), in each case in an Authorized Denomination of such Note for a cash purchase price equal to the Redemption Price, provided that, (i) if the aggregate principal amount of Notes called for redemption on any Redemption Date is equal to or less than the Redemption Cap, such redemptions will be accepted in full with respect to the aggregate principal amount of Notes of Holders who exercise such right in accordance with this Section 4.03 and (ii) if the aggregate principal amount of Notes called for redemption on the Redemption Date exceeds the Redemption Cap, such redemptions will be accepted from each redeeming Holder in an amount bearing the same proportion to the amount of Notes called for redemption by such Holder on such date as the proportion the Redemption Cap bears to the aggregate principal amount of Notes called for redemption by all Holders on such date.

(ii)            Optional Redemption. At any time or from time to time, the Company may provide written notice in the form of an Optional Redemption Notice to every Holder (with a copy to the Trustee) calling all but not part of such Holder’s Notes for a cash purchase price equal to the cash amount of the Optional Redemption Price (an “Optional Redemption”). At the Company’s request in an Officer’s Certificate delivered to the Trustee at least five (5) Business Days prior to the requested date of delivery, the Trustee shall send the Optional Redemption Notice to the Holders on behalf of the Company, which each Holder can accept in whole or in part. Any Holder accepting such offer of an Optional Redemption shall do so by returning to the Company (with a copy to the Trustee) a written notice confirming its acceptance of such offer of such Optional Redemption substantially in the form of Exhibit G hereto (the “Acceptance of Optional Redemption”) within fifteen (15) Business Days of the date of the Optional Redemption. Any Holder that does not return a Notice of Acceptance of Optional Redemption with respect to such Optional Redemption within such fifteen (15)-Business Day period shall be deemed to have rejected such offer. The Redemption Date of the Optional Redemption will be a Business Day of the Company’s choosing that is no more than thirty-five (35), nor less than twenty (20) Business Days after the date the Company sends the Optional Redemption Notice. Whether or not any Holder accepts the offer of an Optional Redemption, upon the Company’s compliance with its redemption obligations to any Holders accepting an Optional Redemption or upon all Holders rejecting such offer, the Pledged Collateral shall be automatically released from the Liens created by the Pledge Agreement, and all obligations of the Collateral Agent and the Pledgor shall automatically terminate, all without delivery of any instrument or any further action by any party, and all rights to the Pledged Collateral shall revert to the Pledgor. Notwithstanding the foregoing, the Company may not effect an Optional Redemption at any time that any of the Events of Default set forth in Sections 7.01(a)(i)-(iii) shall have occurred and be continuing.

(C)            Redemption Prohibited in Certain Circumstances. If (i) the principal amount of the Notes has been accelerated pursuant to Section 7.02 and such acceleration has not been rescinded on or before a Redemption Date (including a rescission as a result of the payment of the related Redemption Price, and any related interest pursuant to the proviso to Section 4.03(E), on such Redemption Date), (ii) a Fundamental Change has occurred and the Holder has delivered a Fundamental Change Repurchase Notice that has not been withdrawn pursuant to Section 4.02(F)(iii), or (iii) a Forced Conversion has occurred, then (a) the Holders may not call for Redemption or otherwise redeem any Notes pursuant to Section 4.03(B)(i); and (b) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof.

(D)            Redemption Date. In the event of a mandatory redemption, a Holder choosing to exercise its right to redemption pursuant to Section 4.03(B)(i) shall provide written notice to the Trustee and the Company at least thirty (30) days prior to May 1, 2023 or May 1, 2024, as applicable, that it is exercising its right to redeem a portion of such Holder's Note on such date. In the event of an Optional Redemption, the date of the Optional Redemption set forth in the Optional Redemption Notice, shall be a Redemption Date.

(E)            Redemption Price. The Redemption Price for any Note called for a Mandatory Redemption is an amount in cash equal to the principal amount of such Note being redeemed, plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Mandatory Redemption; provided, however, that the Holder of such Note at the Close of Business on the Regular Record Date immediately prior to the Redemption Date will be entitled, notwithstanding such Mandatory Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date.

(F)            Mandatory and Optional Redemption Notices.

(i)            Mandatory Redemption Notice. To call a Holder’s Note for Redemption pursuant to Section 4.03(B)(i), a Holder must send to the Company, the Trustee and the Paying Agent a written notice of such Redemption in accordance with Section 4.03(D) (a “Redemption Notice”).

Such Redemption Notice must state:

(1)            that the Holder has called the Holder’s Notes for Redemption;

(2)            the principal amount to be redeemed (or such lesser amount as the Holders may accept for redemption);

(3)            the Redemption Date for such Redemption;

(4)            the Redemption Price for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.03(E)); and

(5)            the CUSIP and ISIN numbers, if any, of the Notes.

(ii)            Optional Redemption Notice. To offer the Holders an Optional Redemption pursuant to Section 4.03(B)(ii), the Company must send (or cause to be sent) to the Holders, the Trustee and the Paying Agent a written notice of such Optional Redemption Section 4.03(D) (a “Optional Redemption Notice”).

Such Optional Redemption Notice must state:

(1)            that the notice is an Optional Redemption Notice;

(2)            the principal amount to be redeemed, which shall be the full outstanding principal amount;

(3)            the Redemption Date for such Redemption;

(4)            the Optional Redemption Price for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.03(E)); and

(5)            the CUSIP and ISIN numbers, if any, of the Notes.

(G)            Payment of the Redemption Price or Optional Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price or Optional Redemption Price, as applicable, by the time proscribed by Section 3.01(B), the Company will cause the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date, subject to Section 4.03(B). For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.03(E) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso.

Article 5.          Conversion

Section 5.01.          Right of Company to Convert the Notes.

(A)            Generally. If the Forced Conversion Trigger occurs, then, within one (1) Business Day after the date of the Forced Conversion Trigger, the Company shall provide written notice substantially in the form attached hereto as Exhibit E (a "Company Conversion Notice") to the Holders (with a copy to the Trustee and Conversion Agent) that the Forced Conversion Trigger has occurred and the Company shall convert all of the principal amount of each Holder’s Note into Conversion Consideration (a “Forced Conversion”), and the Company shall certify in writing to the Holders on the date that such Company Conversion Notice is delivered that the Equity Conditions are satisfied as of the date of such Company Conversion Notice. Within one (1) Business Day after the date of the Company Conversion Notice, each Holder will notify the Company in writing if a Forced Conversion would cause such Holder or such Holder’s other Attribution Parties to be deemed to beneficially own, in the aggregate, more than the Maximum Percentage.

(B)            Effect of Forced Conversion. A Forced Conversion will have the same effect as a conversion of the applicable outstanding principal amount of a Note effected at a Holder’s election pursuant to Section 5.02 and shall occur on the second (2nd) Business Day after the date of the Company Conversion Notice (for the avoidance of doubt, without the need for the Holder to deliver a Holder Conversion Notice) (such date, the “Forced Conversion Date”)

Section 5.02.          Right of Holders to Convert the Notes

(A)            Generally. Subject to the provisions of this Article 5, a Holder may, at its option, convert its Note into Conversion Consideration, in whole or in part, by completing, manually signing and delivering to the Conversion Agent the conversion notice in substantially the form attached hereto as Exhibit F (the “Holder Conversion Notice”), provided that, if a Holder converts the Holder’s Note in part, such conversion may only be made in an Authorized Denomination. Provisions of this Article 5 will equally apply to conversions of any permitted portion of the Notes.

(B)            When the Holders May Convert the Notes.

(i)            A Holder may convert its Note at any time until the Close of Business on the second (2nd) Trading Day immediately before the Maturity Date.

(ii)            Effect of Redemption or Repurchase Upon a Fundamental Change. Notwithstanding anything to the contrary in this Article 5, if a Note (or any portion of a Note) is to be repurchased upon a Redemption or a Repurchase Upon Fundamental Change, then in no event may such Note (or such portion) be converted after the Close of Business on the Trading Day immediately before the related Redemption Date or Fundamental Change Repurchase Date, as applicable; provided, that the limitations contained in this Section 5.02(B)(ii) shall no longer apply if the applicable Redemption Price or Fundamental Change Repurchase Price is not delivered on the Fundamental Change Repurchase Date or Redemption Date, as applicable.

Section 5.03.          Conversion Procedures.

(A)          Generally.

(i)            [RESERVED]

(ii)            Physical Notes. To convert all or a portion of a Physical Note, the Holder of such Note shall (x) deliver a Holder Conversion Notice to the Conversion Agent and (y) deliver such Holder’s Physical Note to the Conversion Agent (at which time such conversion will become irrevocable); and furnish any endorsements and transfer documents that the Company or the Conversion Agent may require.

(B)            Effect of Converting a Note. At the Close of Business on the Conversion Date for a Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.04, upon such conversion) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in and subject to Section 5.04.

(C)            Holder of Record of Conversion Shares. The person in whose name any shares of Common Stock is issuable upon conversion of a Note will be deemed to become the holder of record of such shares as of the Close of Business on the Conversion Date for such conversion, conferring, as of such time, upon such person, without limitation, all voting and other rights appurtenant to such shares.

(D)            Taxes and Duties. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon such conversion.

(E)            Conversion Agent to Notify Company of Conversions. Upon receipt of a Holder Conversion Notice, the Conversion Agent will promptly notify the Company and the Trustee of such occurrence.

Section 5.04.                    Settlement upon Conversion.

(A)           Generally. The consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be converted will consist of the following:

(i)            Subject to Section 5.04(B), a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion; and

(ii)            cash in an amount equal to the aggregate accrued and unpaid interest on the applicable Note to, but excluding, the Conversion Date for such conversion; provided, however if the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion (and, for the avoidance of doubt, notwithstanding anything set forth in the proviso to this sentence), to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date). For the avoidance of doubt, (x) as a result of, and without limiting the generality of, the foregoing, if a Note is converted with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, then the Company will pay, as provided above, the interest that would have accrued on such Note to, but excluding, the Maturity Date and (y) if the Conversion Date of a Note to be converted is on an Interest Payment Date, then the Holder of such Note at the Close of Business on the Regular Record Date immediately before such Interest Payment Date will be entitled to receive, on such Interest Payment Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date, and such Note, when surrendered for conversion, need not be accompanied by any cash amount pursuant to the first sentence of this Section 5.04.

(B)            Fractional Shares. If the number of shares of Common Stock to be delivered in connection with the conversion of a Note is not a whole number, then such number will be rounded up to the nearest whole number.

(C)            Delivery of the Conversion Consideration. The Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of a Note to the Holder thereof on or before the second (2nd) Business Day (or, if earlier, the standard settlement period for the primary Eligible Exchange on which the Common Stock is traded) immediately after the Conversion Date for such conversion (the “Conversion Settlement Date”). If any Holder has not complied with its obligations under Section 5.03(A)(ii) on the applicable Conversion Date with respect to any of its Notes, such Holder shall not receive any Conversion Consideration with respect to such Notes on the applicable Conversion Date, such Notes shall be deemed to cease to be outstanding on such Conversion Date (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Notes as of the Close of Business on such Conversion Date) and after such Conversion Date the only rights hereunder or under any of the other Transaction Documents that such Holder shall have with respect to such Notes is the right to receive the Conversion Consideration at such time as such Holder has complied with the requirements set forth in Section 5.03(A)(ii) with respect to such Notes.

(D)            Conversion Settlement Defaults. If (x) the Company fails to deliver, by the related Conversion Settlement Date any shares of Common Stock (the “Defaulted Shares”) forming part of the Conversion Consideration, and (y) the Holder (whether directly or indirectly, including by any broker acting on the Holder’s behalf or acting with respect to such Defaulted Shares) purchases any shares of Common Stock (whether in the open market or otherwise) to cover any such Defaulted Shares (whether to satisfy any settlement obligations with respect thereto of the Holder or otherwise), then, without limiting the Holder’s right to pursue any other remedy available to it (whether hereunder, under applicable law or otherwise), the Holder will have the right, exercisable by notice to the Company, to cause the Company to either

(i)            pay, on or before the second (2nd) Business Day after the date such notice is delivered, cash to the Holder in an amount equal to the aggregate purchase price (including any brokerage commissions and other out-of-pocket costs) incurred to purchase such shares (such aggregate purchase price, the “Covering Price”); or

(ii)            promptly deliver, to the Holder, such Defaulted Shares in accordance with the Note, together with cash in an amount equal to the excess, if any, of the Covering Price over the product of (x) the number of such Defaulted Shares; and (y) the Daily VWAP per share of Common Stock on the Conversion Date relating to such conversion.

To exercise such right, the Holder must deliver notice of such exercise to the Company and the Trustee, specifying whether the Holder has elected clause (i) or (ii) above to apply. If the Holder has elected clause (i) to apply, then the Company’s obligation to deliver the Defaulted Shares in accordance with the applicable Note will be deemed to have been satisfied and discharged to the extent the Company has paid the Covering Price in accordance with clause (i).

Section 5.05.          Status of Common Stock Issued upon Conversion.

(A)            [RESERVED].

(B)            Status of Conversion Shares; Listing. Each Conversion Share delivered upon conversion of a Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any Lien or adverse claim (except to the extent of any Lien or adverse claim created by the action or inaction of the Holder or the Person to whom such Conversion Share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each Conversion Share issued upon conversion of a Note, when delivered upon such conversion, to be admitted for listing on such exchange or quotation on such system.

(C)            Any Conversion Shares issued upon conversion of a Note will be issued in the form of book-entries at the facilities of DTC, identified therein by an “unrestricted” CUSIP number.

Section 5.06.          Adjustments to the Conversion Rate.

(A)            Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(i)            Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5.08 will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

For the avoidance of doubt, any adjustment to the Conversion Rate pursuant to this Section 5.06(A)(i) will become effective as of the time set forth in CR1 above. If any dividend, distribution, stock split or stock combination of the type described in this Section 5.06(A)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(ii)            Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Sections 5.06(A)(iii)(1) and 5.06(E) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

For the avoidance of doubt, any adjustment to the Conversion Rate pursuant to this Section 5.06(A)(ii) will become effective as of the time set forth in CR1 above. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants. If such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the Ex-Dividend Date for the distribution of such rights, options or warrants not occurred.

For purposes of this Section 5.06(A)(ii), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors in good faith.

(iii)            Spin-Offs and Other Distributed Property.

(1)            Distributions Other than Spin-Offs. If the Company distributes shares of its Equity Interests, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Equity Interests of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:

(a)            dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required pursuant to Section 5.06(A)(i) or 5.06(A)(ii);

(b)            dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required pursuant to Section 5.06(A)(iv);

(c)            rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.06(E);

(d)            Spin-Offs for which an adjustment to the Conversion Rate is required pursuant to Section 5.06(A)(iii)(2); and

(e)            a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.08 will apply,

then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV	=	the fair market value (as determined by the Board of Directors in good faith), as of such Ex-Dividend Date, of the shares of Equity Interests, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Equity Interests, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date. Any adjustments of the Conversion Date pursuant to this Section 5.06(A)(iii)(1) will become effective as of the time set forth in CR1, above.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(2)            Spin-Offs. If the Company distributes or dividends shares of Equity Interests of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to a Common Stock Change Event, as to which Section 5.08 will apply) and such Equity Interests or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Equity Interests or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, such Ex-Dividend Date (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Equity Interests or equity interests); and (y) the number of shares or units of such Equity Interests or equity interests distributed per share of Common Stock in such Spin-Off; and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

The adjustment to the Conversion Rate pursuant to this Section 5.06(A)(iii)(2), will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off, with retroactive effect. If a Note is converted and the Conversion Date occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in the Indenture or any Note, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Spin-Off Valuation Period.

To the extent any dividend or distribution of the type set forth in this Section 5.06(A)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(iv)            Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D	=	the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(v)            Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors in good faith) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the Expiration Time;

AC	=	the aggregate value (determined as of the Expiration Time by the Board of Directors in good faith) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.06(A)(v), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Rate pursuant to this Section 5.06(A)(v), will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If a Note is converted and the Conversion Date occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in the Indenture or the Notes, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(B)            No Adjustments in Certain Cases.

(i)            Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.06(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.06(A) (other than a stock split or combination of the type set forth in Section 5.06(A)(i) or a tender or exchange offer of the type set forth in Section 5.06(A)(v)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.

(ii)            Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 5.06, Section 5.07 and Section 5.09. Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(1)            except as otherwise provided in Section 5.06, the sale of shares of Common Stock, including for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(2)            the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(3)            the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(4)            the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, convertible or exchangeable security of the Company outstanding as of the Issue Date or except as otherwise set forth in Section 5.06 after the Issue Date;

(5)            repurchases of Common Stock, including structured or derivative transactions, that are not pursuant to a tender offer as contemplated by Section 5.06(A)(v);

(6)            solely a change in the par value of the Common Stock; or

(7)            accrued and unpaid interest on the Notes.

(C)            Adjustments Not Yet Effective. Notwithstanding anything to the contrary in the Indenture or the Notes, if:

(i)            a Note is to be converted;

(ii)            the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.06(A) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date;

(iii)            the Conversion Consideration due upon such conversion includes any whole shares of Common Stock; and

(iv)            such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(D)            Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in the Indenture or the Notes, if:

(i)            a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.06(A);

(ii)            a Note is to be converted;

(iii)            the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related record date;

(iv)            the Conversion Consideration due upon such conversion includes any whole shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and

(v)            such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.03(C)),

then (x) such Conversion Rate adjustment will not be given effect for such conversion; (y) the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution; and (z) there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution.

(E)            Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under the Indenture upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5.06(A)(iii)(1) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to readjustment in accordance with such Section if such rights expire, terminate or are redeemed.

(F)            Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.06(A) to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.

(G)            Equitable Adjustments to Prices. Whenever any provision of the Indenture requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days the Company will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 5.06(A)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period.

(H)            Calculation of Number of Outstanding Shares of Common Stock. For purposes of Section 5.06(A), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(I)            Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(J)            Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.06(A), the Company will promptly send notice to the Holders, the Trustee and the Conversion Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

(K)            Adjustment Deferral.  If an adjustment to the Conversion Rate otherwise required by this Article 5 would result in a change of less than one percent (1%) to the Conversion Rate, then, notwithstanding anything to the contrary in this Article 5, the Company may, at its election by written notice to the Trustee, the Conversion Agent and the Holders, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following:  (i) when all such deferred adjustments would result in a change of at least one percent (1%) to the Conversion Rate; (ii) the Conversion Date of any Note; (iii) the date a Fundamental Change occurs; and (iv) February 1, 2025.

Section 5.07.          Voluntary Adjustments.

(A)            Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines in good faith that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event and (ii) such increase is irrevocable. The Company acknowledges that any such voluntary adjustment to the Conversion Rate and any conversion of any portion of the Notes based upon any such voluntary adjustment shall not constitute material non-public information with respect to the Company.

(B)            Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 5.07(A), then, no later than the first Business Day of the period in which such increased Conversion Rate shall be in effect, the Company will send notice to each Holder, the Trustee and the Conversion Agent of such increase, the amount thereof and the period during which such increase will be in effect.

Section 5.08.          Effect of Common Stock Change Event.

(A)            If there occurs:

(i)            A recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(ii)            A consolidation, merger, combination or binding or statutory share exchange involving the Company; or

(iii)            A sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person,

and, in each case, as a result of such occurrence, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities or other property (including cash or any combination of the foregoing) (such an event, a “Common Stock Change Event,” and such other securities or other property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue fractional shares of securities or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in the Indenture or the Notes, at the effective time of such Common Stock Change Event, (x) the Conversion Consideration due upon conversion of any Note will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 5 (or in any related definitions) were instead a reference to the number of Reference Property Units that a Holder of one (1) share of Common Stock would be entitled to receive; (y) for purposes of Section 5.04, each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units that a Holder of one (1) share of Common Stock would be entitled to receive; and (z) for purposes of the definition of “Fundamental Change,” the term “Common Stock” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property. For these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Board of Directors (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

Promptly following delivery of the written notice of a Common Stock Change Event provided pursuant to Section 5.08(B), the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for subsequent conversions of the Notes in the manner set forth in this Section 5.08; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.06(A) in a manner consistent with this Section 5.08 and Section 5.09; and (z) contains such other provisions as the Company reasonably determines are appropriate to preserve the economic interests of the Holder and to give effect to the provisions of this Section 5.08. If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such instruments or agreements and such instruments or agreements will contain such additional provisions the Company reasonably determines are appropriate to preserve the economic interests of the Holders.

(B)            Notice of Common Stock Change Events. On or before the twentieth (20th) calendar day after the occurrence of the effective date of any Common Stock Change Event, the Company will provide written notice to the Holders, the Trustee and the Conversion Agent of such Common Stock Change Event, including a brief description of such Common Stock Change Event and a brief description of the anticipated change in the conversion right of the Notes.

Section 5.09.          Restriction on Conversions.

(A)            Beneficial Ownership Limitations. Notwithstanding anything to the contrary contained herein, the Company shall not issue shares pursuant to a Note, and no Holder shall have the right to exercise any right to convert any portion of such Holder’s Note pursuant to the terms and conditions of the Indenture and such Holder’s Note, and any such payment, conversion or issuance shall be null and void and treated as if never made, to the extent that after giving effect to such conversion or issuance of shares of Common Stock, such Holder together with the other Attribution Parties would collectively beneficially own in the aggregate in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or issuance of shares of Common Stock. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by a Holder and such Holder’s Attribution Parties shall include the number of shares of Common Stock held by such Holder and such Holder’s other Attribution Parties plus the number of shares of Common Stock issuable with respect to such conversion or issuance of shares of Common Stock (or applicable portion thereof) with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 5.09(A). For purposes of this Section 5.09(A), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of the Indenture and the Notes and any conversion or issuance of the Notes, in determining the number of outstanding shares of Common Stock the Company may issue pursuant to Article 5 without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Holder Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall promptly notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such conversion would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 5.09(A), to exceed the Maximum Percentage, such Holder must notify the Company of a reduced number of shares of Common Stock to be issued pursuant to such Holder Conversion Notice. For any reason at any time, upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including such Holder’s Note, by such Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder pursuant to such Holder’s Note would result in such Holder and such Holder’s other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which such Holder’s and such Holder’s other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. Notwithstanding the foregoing, to the extent that the Company's conversion of any portion of a Note pursuant to a Forced Conversion would result in a Holder, together with such Holder's Attribution Parties, collectively beneficially owning Excess Shares, then such Forced Conversion shall nevertheless occur except that the Notes associated with the Excess Shares shall not be converted into shares of Common Stock (and such Holder shall not be entitled to beneficial ownership with respect to such Excess Shares) but shall instead be converted into the right to receive shares of Common Stock when, but only when, such shares can be issued without the relevant Holder and its Attribution Parties exceeding the Maximum Percentage. None of the Trustee, the Paying Agent nor the Conversion Agent shall have any duty, responsibility or liability to determine whether an issuance of shares will exceed the Maximum Percentage or whether any Holder or beneficial owner owns Excess Shares. Upon conversion, none of the Trustee, the Paying Agent nor the Conversion Agent shall have any duty, responsibility or liability for the delivery of Common Stock or to determine whether any Holder has a right to receive Common Stock. Upon delivery of a written notice to the Company, a Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 4.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and such Holder’s other Attribution Parties and not to any other Holder of Notes that is not an Attribution Party of such Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of the Indenture and the Notes in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to issue shares of Common Stock to the Holder pursuant to a Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of the ability to issue shares of Common Stock hereunder. The provisions of this paragraph shall be construed and implemented in a manner other than in strict conformity with the terms of this Section 5.09(A), to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 5.09(A), or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of a Note. Notwithstanding anything to the contrary herein, for any conversion or issuance of shares in which any Holder, together with its Attribution Parties, would beneficially own, in the aggregate, in excess of the Maximum Percentage of shares of Common Stock, such Holder must deliver to the Company written notice at least 1 Business Day in advance of such conversion or issuance of shares (the “Maximum Percentage Notice”). The Maximum Percentage Notice will state that such conversion or issuance of shares will exceed the Maximum Percentage. If such Holder fails to deliver the Maximum Percentage Notice, the Company shall not be deemed to be in breach of this Indenture for the exercise of such conversion or issuance of shares.  If all or part of a Holder’s Notes are converted into the right to receive shares of Common Stock upon a Forced Conversion as described above, the Holder will promptly inform the Company, in reliance on the Reported Outstanding Share Number, when all or part of the shares of Common Stock can be issued without exceeding the Maximum Percentage of it and its Attribution Parties and the Company shall promptly issue such shares.

(B)            HSR Clearances. Notwithstanding anything to the contrary in the Indenture or the Notes, the Company shall not effect the conversion of any portion of a Note, or otherwise issue shares pursuant to a Note, and no Holder shall have the right to exercise any right to receive shares pursuant to a Note or otherwise convert any portion of such Holder’s Note pursuant to the terms and conditions of the Indenture and such Holder’s Note, and any such payment, conversion or issuance shall be null and void and treated as if never made, unless and until after giving effect to such conversion or issuance of shares of Common Stock, the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), shall have expired or been terminated, and any required clearances consents, approvals, and waivers under any other antitrust laws applicable to the consummation of any such conversion or issuance of shares of Common Stock shall have been obtained. In furtherance and not in limitation of the foregoing, prior to any such Holder converting its Note into Common Stock, such Holder will, if required under the HSR Act, provide written notice pursuant to 16 C.F.R. § 803.5(a) to the Company, and (x) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable, (y) supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and (z) use its commercially reasonable efforts to take or cause to be taken all other actions necessary, proper or advisable consistent with this Section 5.09(B) to cause the expiration or termination of the applicable waiting periods, or receipt of required authorizations, as applicable, under the HSR Act as soon as practicable. Without limiting the foregoing, the parties shall request and shall use commercially reasonable efforts to obtain early termination of the waiting period under the HSR Act.

Section 5.10.          Responsibility of the Trustee.

The Trustee and the Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, monitoring the Company’s stock trading price or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 5.08 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 5.08 or to any adjustment to be made with respect thereto, but, subject to the provisions of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by this Article 5 has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in this Article 5 with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely.

Article 6.          Successors

Section 6.01.          When the Company May Merge, Etc.

(A)            Generally. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person(a “Business Combination Event”), unless:

(i)            the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is an entity (the “Successor Entity”) duly organized and existing under the laws of its jurisdiction of organization that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplement to this instrument) all of the Company’s obligations under the Securities Purchase Agreement, the Indenture, the Notes and the other Transaction Documents; and

(ii)            the Company has complied with its obligations under Section 4.02 and 5.08 prior to the consummation of the Business Combination Event; and

(iii)            immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.

(B)            Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. Before the effective time of any Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 6.01(A); and (ii) all conditions precedent to such Business Combination Event provided in the Indenture have been satisfied.

Section 6.02.          Successor Entity Substituted.

At the effective time of any Business Combination Event that complies with Section 6.01, the Successor Entity (if not the Company) will succeed to, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such Successor Entity had been named as the Company in the Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations with respect to the Note under the Indenture and the Notes.

Article 7.          Defaults and Remedies

Section 7.01.          Events of Default.

(A)            Definition of Events of Default. “Event of Default” means the occurrence of any of the following:

(i)            a default in the payment when due (whether at maturity, upon Redemption or Repurchase Upon Fundamental Change or otherwise) of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, any Note;

(ii)            a default for two (2) Business Days in the payment when due of interest on any Note;

(iii)            a default in the Company’s obligation to convert a Note in accordance with Article 5 upon the exercise of the conversion right with respect thereto;

(iv)            the Company’s failure to timely deliver, when required by the Indenture, a Fundamental Change Notice;

(v)            a materially false or inaccurate certification (including a false or inaccurate deemed certification) by the Company (A) that the Equity Conditions are satisfied or (B) as to whether any Event of Default has occurred;

(vi)            a default in the Company’s obligations under Article 6;

(vii)            a default in any of the Company’s obligations or agreements under the Indenture, the Notes or the other Transaction Documents (other than a default set forth in clause (i) through (vi) or (viii) through (xviii) of this Section 7.01(A)), or a breach of any representation, warranty or covenant in any material respect (other than representations or warranties subject to material adverse effect or materiality qualifications, which may not be breached in any respect) of any Transaction Document; provided, however, that if such default can be cured, then such default shall not be an Event of Default unless the Company has failed to cure such default within the following number of applicable days after the Company becomes aware of, or by exercise of reasonable prudence would have become aware of, its occurrence: (A) with respect to a default in respect of the covenants set forth in Section 3.08, Section 3.09, Section 3.10, Section 3.11, Section 3.12, Section 3.14, Section 3.15, Section 3.18, Section 3.19, Section 3.24 or Section 3.25 herein, ten (10) days; or (B) otherwise, thirty (30) days;

(viii)            (i) the failure of the Company or any of its Significant Subsidiaries to pay when due (giving effect to any applicable grace period) any Indebtedness having a principal amount in excess of at least ten million dollars ($10,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Significant Subsidiaries, whether such Indebtedness exists as of the Issue Date or is thereafter created; or (ii) the occurrence of any breach or default under any terms or provisions of any other Indebtedness in a principal amount in excess of at least ten million dollars ($10,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Significant Subsidiaries, if the effect of such failure or occurrence is to cause such Indebtedness to become or be declared due prior to its stated maturity; provided, however, that if prior to any acceleration of the Notes, any such failure, breach or default in respect of such other Indebtedness is cured or waived, any acceleration related thereto rescinded, or such Indebtedness is repaid during the ten (10) Business Day period commencing upon the end of any applicable grace period for any such failure to pay or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the Notes) caused by such failure, breach, default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(ix)            one or more final judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of at least ten million dollars ($10,000,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance pursuant to which the insurer has been notified and has not denied coverage), is rendered against the Company or any of its Significant Subsidiaries and remains unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or award or settlement or (ii) there shall be a period of ten (10) consecutive Trading Days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(x)            the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1)            commences a voluntary case or proceeding;

(2)            consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3)            consents to the appointment of a custodian of it or for any substantial part of its property;

(4)            makes a general assignment for the benefit of its creditors;

(5)            takes any comparable action under any foreign Bankruptcy Law; or

(6)            generally is not paying its debts as they become due; or

(xi)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1)            is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding;

(2)            appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3)            orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(4)            grants any similar relief under any foreign Bankruptcy Law,

and, in each case under this Section 7.01(A)(xi), such order or decree remains unstayed and in effect for at least thirty (30) days; and

(xii)            prior to the occurrence of a Forced Conversion of all outstanding Notes (or as otherwise expressly contemplated herein), the Pledge Agreement shall for any reason fail or cease to create a separate valid and perfected first priority (subject to Permitted Liens, including those that arise by operation of law) Lien on the Pledged Collateral, in each case, in favor of the Collateral Agent in accordance with the terms thereof, or any material provision of Pledge Agreement shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;

(xiii)            [reserved];

(xiv)            [reserved];

(xv)            the suspension from trading or failure of the Common Stock to be trading or listed on an Eligible Exchange for a period of three (3) consecutive Trading Days;

(xvi)            [reserved];

(xvii)            at any time, any shares of Common Stock issuable pursuant to the Notes and this Indenture are not Freely Tradable (other than pursuant to Clause (C) thereof); and

(xviii)            the Company (A) fails to timely file its quarterly reports on Form 10-Q or its annual reports on Form 10-K with the SEC in the manner and within the time periods required by the Exchange Act (giving effect to any applicable extensions or grace periods) or (B) restates any such quarterly report or annual report previously filed with the Commission as a result of a misstatement or omission in quarterly report or annual report that would reasonably be expected to cause a Material Adverse Effect.

(B)            Cause Irrelevant. Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(C)            Notice of Events of Default. Promptly, but in no event later than ten (10) Business Days after the Company becomes aware of, or by exercise of reasonable prudence would have become aware of, an Event of Default, the Company will provide written notice of such Event of Default (an “Event of Default Notice”) to the Collateral Agent and a Responsible Officer of the Trustee, which Event of Default Notice shall include (i) a reasonable description of the applicable Event of Default, (ii) the date on which the Event of Default occurred and (iii) the date on which the Event of Default initially occurred.

Section 7.02.          Acceleration.

(A)            Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(x) or 7.01(A)(xi) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then an amount equal to the Acceleration Amount will immediately become due and payable without any further action or notice by any Person.

(B)            Optional Acceleration. If an Event of Default (other than an Event of Default set forth in Section 7.01(A)(x) or 7.01(A)(xi) with respect to the Company and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, then the Required Holders, by providing written notice to the Company and the Trustee (an “Optional Acceleration Notice”), may declare an amount equal to the Acceleration Amount with respect to all of the Notes then outstanding to become due and payable immediately.

(C)            Rescission of Acceleration. Notwithstanding anything to the contrary in the Indenture or the Notes, the Required Holders, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

Section 7.03.          Other Remedies.

(A)            Trustee May Pursue All Remedies. If an Event of Default has occurred then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of the Indenture or the Notes.

(B)            Procedural Matters. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.

Section 7.04.          Waiver of Past Defaults.

An Event of Default pursuant to clause (i), (ii), (iii) or (vii) of Section 7.01(A) (provided that, in the case of clause (vii) only, such Event of Default results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Required Holders by written notice to the Company and the Trustee. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.05.          Control by Majority.

The Required Holders may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, the Indenture or the Notes, or that, the Trustee determines may be unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to determine whether any direction is prejudicial to the rights of any Holder) or may involve the Trustee in liability, unless the Trustee is offered security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such direction.

Section 7.06.          Limitation on Suits.

No Holder may pursue any remedy with respect to the Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or interest on, any Notes; or (y) the Company’s obligations to convert any Notes pursuant to Article 5), unless:

(A)            such Holder has previously delivered to the Trustee notice of an Event of Default;

(B)            the Required Holders deliver a request to the Trustee to pursue such remedy;

(C)            such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such request;

(D)            the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and

(E)            during such sixty (60) calendar day period, the Required Holders do not deliver to the Trustee a direction that is inconsistent with such request.

A Holder of a Note may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of the Indenture complies with the preceding sentence.

Section 7.07.          Absolute Right of Holders to Receive Payment and Conversion Consideration and to Institute Suit for the Enforcement of such Right.

Notwithstanding anything to the contrary in the Indenture or the Notes (but without limiting Section 8.01), the right of each Holder of a Note to receive payment or delivery, as applicable, of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or the Conversion Consideration due pursuant to Article 5 upon conversion of, such Note on or after the respective due dates therefor provided in the Indenture and the Notes, or to bring suit for the enforcement of any such payment or delivery after such respective due dates, will not be impaired or affected without the consent of such Holder.

Section 7.08.          Collection Suit by Trustee.

The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iii) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Redemption Price or Fundamental Change Repurchase Price for, or interest on, or Conversion Consideration due pursuant to Article 5 upon conversion of, the Notes, as applicable, and, to the extent lawful, any Default Interest, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 7.7 of the Base Indenture.

Section 7.09.          Trustee May File Proofs of Claim.

The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 7.7 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in the Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.10.          Priorities.

The Trustee will pay or deliver in the following order any money or other property that it collects or receives from the Collateral Agent pursuant to this Article 7:

First:          to the Trustee and the Collateral Agent and their respective agents and attorneys for amounts due under the Base Indenture and this Supplemental Indenture and the Pledge Agreement, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent, as applicable, and the costs and expenses of collection;

Second:          to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or any Acceleration Amount due, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and

Third:          to the Company or such other Person as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.10, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.

Section 7.11.          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit, and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.07 or any suit by the Required Holders.

Section 7.12.          Trustee’s Obligation to Provide Notice of Defaults to Holders.

If a Default has occurred and is continuing or an Event of Default occurs and is actually known to a Responsible Officer of the Trustee, then the Trustee will send Holders a notice of such Default or Event of Default within ninety (90) days after it occurs or, if it is not actually known to a Responsible Officer of the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes actually known to a Responsible Officer; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, or interest on, any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders. The Trustee will not be deemed to have notice of any Default or Event of Default (other than a Default of any payment) unless written notice of any event that is in fact such a Default or Event of Default is received by a Responsible Officer at the address of the Trustee pursuant to Section 13.01, and such notice references the Notes and this Supplemental Indenture and states it is a notice of default.

Article 8.          Amendments, Supplements and Waivers

Section 8.01.          Without the Consent of Holders.

Notwithstanding anything to the contrary in Section 8.02, the Company, the Trustee and the Collateral Agent, as applicable, may amend or supplement the Indenture, the Notes or the Pledge Agreement without the consent of any Holder to:

(A)            cure any ambiguity or correct any omission, defect or inconsistency in the Indenture or the Notes;

(B)            add guarantees with respect to the Company’s obligations under the Indenture or the Notes;

(C)            secure the Notes with additional collateral;

(D)            add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company;

(E)            provide for the assumption of the Company’s obligations under the Indenture and the Notes pursuant to, and in compliance with, Article 6 or to provide for the assumption of the Pledgor’s obligations under the Pledge Agreement or the addition of one or more additional Pledgors under the Pledge Agreement, in each case, pursuant to and in compliance with Section 3.25(B);

(F)            enter into supplemental indentures pursuant to, and in accordance with, Section 5.08 in connection with a Common Stock Change Event to provide that the Notes will be convertible in the manner, and subject to the provisions, set forth in Section 5.08, and make related changes to the extent expressly required by this Supplemental Indenture evidence or provide for the acceptance of the appointment, under the Indenture, of a successor Trustee;

(G)            comply with any requirement of the SEC in connection with effecting or maintaining the qualification of the Indenture, or any supplemental indenture thereto, under the Trust Indenture Act, as then in effect;

(H)            provide for any transfer restrictions that apply to any Notes issued under the Indenture (other than the Initial Notes) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act; or

(I)            make any other changes to the Indenture or the Notes that does not, individually, or in the aggregate with all other such changes, adversely affect the rights of the Holders in any material respect.

In addition, without consent of any Holder, and notwithstanding anything to the contrary in this Indenture or the Notes, if (i) the Company has complied with all of its redemption obligations to any Holders accepting an Optional Redemption, or upon all Holders rejecting such offer or (ii) the Notes have been repaid, redeemed in full and/or converted into Common Stock in full, the Pledged Collateral shall be automatically released from the Liens created by the Pledge Agreement, and all obligations of the Collateral Agent and the Pledgor shall automatically terminate, all without delivery of any instrument or any further action by any party, and all rights to the Pledged Collateral shall revert to the Pledgor. At the request and sole expense of Pledgor following any such termination, the Collateral Agent shall deliver to Pledgor any Pledged Collateral held by the Collateral Agent hereunder, and execute and deliver to Pledgor any documents that Pledgor shall reasonably request to evidence such termination.

Section 8.02.          With the Consent of Holders.

(A)            Generally. Subject to Sections 8.01, 7.04, 7.05 and 7.07 and the immediately following sentence, the Company, the Trustee and the Collateral Agent, as applicable, may, with the consent of the Required Holders, amend or supplement the Indenture, the Notes or the Pledge Agreement or waive compliance with any provision of the Indenture, the Notes or the Pledge Agreement. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.01, without the consent of each affected Holder, no amendment or supplement to the Indenture or the Notes, or waiver of any provision of the Indenture or the Notes, may:

(i)            reduce the principal, or extend the stated maturity, of any Note;

(ii)            reduce the Redemption Price or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;

(iii)            reduce the rate, or extend the time for the payment, of interest on any Note;

(iv)            make any change that adversely affects the conversion rights of any Note;

(v)            impair the rights of any Holder set forth in Section 7.07 (as such section is in effect on the Issue Date);

(vi)            change the ranking of the Notes;

(vii)           make any Note payable in money, or at a place of payment, other than that stated in the Indenture or the Note;

(viii)          reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification; or

(ix)            make any change to this Section 8.02 or any other amendment, supplement, waiver or modification provision of the Indenture or the Notes that requires the consent of each affected Holder.

For the avoidance of doubt, pursuant to clauses (i), (ii), (iii) and (iv) of this Section 8.02(A), no amendment or supplement to the Indenture or the Notes, or waiver of any provision of the Indenture or the Notes, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or the Maturity Date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder.

(B)            Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.

Section 8.03.          Notice of Amendments, Supplements and Waivers.

As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof; provided, however, that the Company will not be required to provide such notice to the Holders if such amendment, supplement or waiver is included in a periodic report filed by the Company with the SEC within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.04.          Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc.

(A)            Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.

(B)            Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.

(C)            Solicitation of Consents. For the avoidance of doubt, each reference in the Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.

(D)            Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).

Section 8.05.          Notations and Exchanges.

If any amendment, supplement or waiver changes the terms of a Note, then the Trustee, at the Company’s direction, or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee, at the Company’s direction, may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.06.          Trustee to Execute Supplemental Indentures.

The Trustee and the Collateral Agent will execute and deliver any supplemental indenture or amendment authorized pursuant to this Article 8; provided, however, that the Trustee and the Collateral Agent need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that adversely affects the Trustee’s and the Collateral Agent’s rights, duties, liabilities, indemnities or immunities. In executing any such supplemental indenture or amendment, the Trustee and the Collateral Agent will be entitled to receive, and (subject to Sections 7.1 and 7.2 of the Base Indenture) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by the Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company in accordance with its terms.

Article 9.          Satisfaction and Discharge

Section 9.01.          Termination of Company’s Obligations.

The Indenture will be discharged, and will cease to be of further effect, as to all Notes issued under the Indenture, when:

(A)            all Notes then outstanding (other than Notes replaced pursuant to Section 2.12) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, Fundamental Change Repurchase Date, a Forced Conversion, the Maturity Date, upon conversion or otherwise) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;

(B)            the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.12);

(C)            the Company has paid all other amounts payable by it under the Indenture with respect to the Notes; and

(D)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of the Indenture with respect to the Notes have been satisfied;

provided, however, that Article 12 of this Indenture and Section 13.01 will survive such discharge and, until no Notes remain outstanding, Section 2.14 and the obligations of the Trustee, the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge.

At the Company’s written request, the Trustee will acknowledge the satisfaction and discharge of the Indenture as to the Notes.

Section 9.02.          Repayment to Company.

Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company.

Section 9.03.          Reinstatement.

If the Trustee, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of the Indenture pursuant to Section 9.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Paying Agent or the Conversion Agent, as applicable.

Article 10.          Collateral Agency

Section 10.01.          Collateral Agent.

Each Holder, by its acceptance of a Note, hereby designates and appoints Tech Opportunities LLC to act as the Collateral Agent on behalf of the Holders and the Trustee under this Agreement and the other Transaction Documents.

The Collateral Agent shall hold, and will be entitled to enforce, all Liens and securities interests required by the terms of the Notes. Except as provided by the Holders of at least a majority in principal amount of the outstanding Notes, the Collateral Agent shall not be obligated:

(a)            to act upon directions purported to be delivered to it by any Person;

(b)            to foreclose upon or otherwise enforce any Lien; or

(c)            to take any other action whatsoever with regard to any or all of the Pledge Agreement, the Liens created thereby or the Pledged Collateral.

Section 10.02.          Application Proceeds of any Collateral.

If any collateral securing any the Notes is sold or otherwise realized upon by the Collateral Agent in connection with any foreclosure, collection or other enforcement of Liens or security interests granted to the Collateral Agent to secure the Notes, the proceeds received by the Collateral Agent from such foreclosure, collection or other enforcement will be delivered by the Collateral Agent to the Trustee for application in accordance with Section 7.10.

Subject to the provisions of Article 12 of this Indenture, the Trustee may direct, on behalf of the Holders of the Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to enforce any of the terms of any applicable collateral documents and to collect and receive any and all amounts payable by the Company in respect of the Notes.

Section 10.03.          Limitation on the Duty of Collateral Agent in Respect of Collateral.

The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the any collateral securing the Notes in its possession if such collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any such collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

The Collateral Agent shall not be responsible for the existence, genuineness or value of any of collateral securing the Notes or for the validity, perfection, priority or enforceability of the liens or securities interests in any such collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of any such collateral or any agreement or assignment contained therein, for the validity of the title of the Company to any such collateral, for insuring any such collateral or for the payment of taxes, insurance premiums or other related payments, charges, assessments or Liens upon the Pledged Collateral or otherwise as to the maintenance of any such collateral.

The Collateral Agent is authorized and directed to (i) enter into the Transaction Documents to which it is party, whether executed on or after the Closing, (ii) bind the Trustee and the Holders on the terms as set forth in the Transaction Documents, and (iii) perform and observe its obligations under the Transaction Documents.

Notwithstanding anything to the contrary contained herein, the Collateral Agent shall only act pursuant to the instructions of the requisite Holders with respect to the Transaction Documents and the Pledged Collateral.

Any corporation or association into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Collateral Agent is a party, will be and become the successor to the Collateral Agent under this Agreement and the other Transaction Documents and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Article 11.          Collateral And Security

Section 11.01.          General.

The Notes shall be secured on a first-priority basis (subject to Permitted Liens) with Liens on the Pledged Collateral.

Section 11.02.          Security Documents.

(A)            In order to secure the Secured Obligations, (i) the Pledgor, on the Issue Date simultaneously with the execution and delivery of this Supplemental Indenture, entered into Pledge Agreement granting the Collateral Agent a Lien, subject only to Permitted Liens, on the Pledged Collateral and (ii) the Company agrees that it will take all such action as shall be reasonably required to ensure that the Secured Obligations will at all times be secured by a Lien, subject only to Permitted Liens, on the Pledged Collateral, except as otherwise permitted by the terms of this Indenture.

(B)           Each Holder of Notes, by its acceptance of a Note, is deemed to have consented and agreed to the terms of the Pledge Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, to have authorized and directed the Collateral Agent to enter into the Pledge Agreement, and to have authorized and empowered the Collateral Agent to bind the Holders of Notes as set forth in the Pledge Agreement and to perform its obligations and exercise its rights and powers thereunder, including entering into amendments permitted by the terms of the Indenture or the Pledge Agreement.

(C)           Notwithstanding anything to the contrary set forth in this Indenture or in any other Pledge Agreement, neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness or value of any of the Pledged Collateral, or for the creation, validity, perfection, priority or enforceability of the Liens in any of the Pledged Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Pledged Collateral or any agreement or assignment contained therein, for the validity of the title of the Pledgor to the Pledged Collateral, for insuring the Pledged Collateral or for the payment of taxes, charges, assessments or Liens upon the Pledged Collateral or otherwise as to the maintenance of the Pledged Collateral.

(D)          The Trustee shall have no obligation to give, execute, deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate the security interest granted to the Collateral Agent pursuant to the this Indenture or the Pledge Agreement or (ii) enable the Collateral Agent to exercise and enforce its rights under this Indenture or the Pledge Agreement with respect to such pledge and security interest. In addition, the Trustee shall have no responsibility or liability (i) in connection with the acts or omissions of the Company in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Pledged Collateral or the perfection and priority of such security interest.

Section 11.03.          TIA Compliance.

(A)          Promptly after the execution and delivery of this Supplemental Indenture, the Issuer shall furnish to the Trustee and Collateral Agent an Opinion of Counsel that complies with TIA Section 314(b)(1).

(B)          The Issuer shall furnish to the Trustee and the Collateral Agent promptly after December 31 of each year, beginning with December 31, 2022, but not later than March 31 of each such year, an Opinion of Counsel which complies with Section 314(b)(2) of the TIA.

Section 11.04.          Possession, Use and Release of Pledged Collateral.

(A)          Each Holder, by accepting a Note, consents and agrees to the provisions of the Pledge Agreement and this Indenture governing the possession, use and release of Pledged Collateral. Each Holder, by accepting a Note, consents and agrees that Pledged Collateral may, and, as applicable, shall, be released or substituted in accordance with the terms of this Supplemental Indenture and the Pledge Agreement.

(B)          The Collateral Agent’s Liens upon the Pledged Collateral shall automatically be released in whole, upon payment in full and discharge of all outstanding Secured Obligations or in accordance with the final paragraph of Section 8.01.

(C)           In addition to the foregoing, Liens on Pledged Collateral securing the Notes will be entitled to be released under the following circumstances:

(1)           with the consent of the Holders in accordance with Section 8.02 of this Supplemental Indenture; or

(2)           if the Pledged Collateral is sold, transferred or otherwise disposed of by the Pledgor to the Issuer or a Wholly Owned Subsidiary in a transaction permitted by this Indenture; provided that such transferee shall promptly deliver to the Collateral Agent a fully executed pledge agreement substantially in the form of the Pledge Agreement with respect to the Pledged Collateral.

(D)          The Collateral Agent shall execute and deliver all such authorizations and other instruments and take such actions (and the Holders will be deemed to have consented to and authorized the Collateral Agent to execute and deliver any such authorization or instrument and take any such action) as shall reasonably be required by the Collateral Agent to evidence, confirm and effectuate any release of Pledged Collateral provided for in Section 11.04(B) and (C).

(E)          The Trustee and the Collateral Agent shall be entitled to receive an Opinion of Counsel and Officers’ Certificate in connection with any release of Liens evidencing compliance with the terms of this Indenture and the Pledge Agreement.

(F)          The fair value of the Pledged Collateral released from the Liens created by this Indenture and the Pledge Agreement pursuant to the terms of this Section 11.04 shall not be considered in determining whether the aggregate fair value of the Pledged Collateral released from the Liens created by this Indenture and the Pledge Agreement in any calendar year exceeds the 10% threshold specified in Section 3.14(d)(1) of the TIA and shall be deemed not to impair the security under this Indenture in contravention of the provisions hereof.

Section 11.05.          Suits to Protect Pledged Collateral.

Subject to Sections 12.01 and 12.02 of this Indenture and the provisions of the Pledge Agreement, the Trustee or Collateral Agent may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, and shall at the direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes, take all actions it deems necessary or appropriate in order to enforce any of the terms of the Pledge Agreement and collect and receive any and all amounts payable in respect of the Secured Obligations. Subject to the provisions of the Pledge Agreement, each of the Trustee and Collateral Agent shall have power, exercisable in its sole discretion and without the consent of the Holders, or at the direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes, to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Collateral by any acts which may be unlawful or in violation of the Pledge Agreement or the Indenture, and such suits and proceedings as the Trustee or Collateral Agent may deem necessary to protect its interests and the interests of the Trustee or Collateral Agent and the Holders in the Pledged Collateral.

Section 11.06.          Powers Exercisable by Receiver, Trustee or Collateral Agent.

In case the Pledged Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XI and the Pledge Agreement upon the Issuer with respect to the release, sale or other disposition of such property may be exercised by such receiver, trustee or the Collateral Agent, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or of any Officer or Officers of the Issuer required by the provisions of this Article XI.

Section 11.07.          Determinations Relating to Pledged Collateral.

In the event (i) the Trustee or Collateral Agent shall receive any written request from the Issuer under the Pledge Agreement for consent or approval with respect to any matter or thing relating to the Pledged Collateral or the Issuer’s obligations with respect thereto, (ii) there shall be required from the Trustee or Collateral Agent under the provisions of the Pledge Agreement any performance or the delivery of any instrument or (iii) a Responsible Officer of the Trustee and an Officer of the Collateral Agent shall receive written notice of any nonperformance by the Issuer of any covenant or any breach of any representation or warranty of the Issuer set forth in the Pledge Agreement, and, in the case of clause (i), (ii) or (iii) above, the Trustee or Collateral Agent reasonably believes that the Trustee’s or Collateral Agent’s response or action is not otherwise specifically contemplated hereunder or under the Pledge Agreement, then, in each such event, the Trustee or Collateral Agent shall, within 30 Business Days, advise the Holders, in writing and at the Issuer’s expense, of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which it has received written notice. The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes pursuant to Section 7.05 of this Supplemental Indenture shall have the exclusive authority to direct the response of the Trustee or the Collateral Agent, as the case may be, to any of the circumstances contemplated in clauses (i), (ii) and (iii) above.

Section 11.08.          Certificates of the Issuer.

So long as this Indenture is required to be qualified under the TIA, the Issuer shall comply (or cause compliance) with Section 313(b) of the TIA, relating to reports, and Section 314(d) of the TIA, relating to the release of property from the Lien of the Indenture and the Pledge Agreement and relating to the substitution therefor of any property to be subjected to the Lien of the Indenture and the Pledge Agreement. Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Issuer, as applicable, except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Issuer. Notwithstanding anything to the contrary in this Section 11.08, the Issuer will not be required to comply with all or any portion of Section 314(d) of the TIA if it reasonably determines that under the terms of Section 314(d) of the TIA or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the TIA is inapplicable to any release or series of releases of Pledged Collateral.

Section 11.09.          [Reserved].

Section 11.10.          Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released herefrom in accordance with the Pledge Agreement shall be bound to ascertain the authority of the Trustee or Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by the Indenture to be sold or otherwise disposed of by the Issuer be under any obligation to ascertain or inquire into the authority of the Issuer to make such sale or other disposition.

Article 12.          Trustee

Section 12.01.          Duties of Trustee.

(A)                          If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(B)           Except during the continuance of an Event of Default:

(i)           The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(ii)           In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture;

however, in the case of any such Officer’s Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform to the form requirements of this Indenture.

(C)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)           This paragraph does not limit the effect of Section 12.01(B).

(ii)          The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)         The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to the Notes in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes in accordance with Section 7.05 of this Indenture.

(iv)          Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 12.01 and Section 12.02.

(v)          The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it, in its sole discretion, against the costs, expenses and liabilities that might be incurred by it in performing such duty or exercising such right or power.

(vi)         The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(vii)         No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if adequate indemnity against such risk is not assured to the Trustee to its satisfaction.

(viii)       The Paying Agent, the Registrar, the Conversion Agent and any authenticating agent shall be entitled to the protections and immunities as are set forth in clauses (v), (vi) and (vii) of this Section 12.01(C), Section 12.02 and Section 12.07, each with respect to the Trustee.

Section 12.02.          Rights of Trustee.

(A)         The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(B)          Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(C)          The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.

(D)         The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute willful misconduct or negligence.

(E)          The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder without willful misconduct or negligence, and in reliance thereon.

(F)          The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of the Notes unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(G)          The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(H)          The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture and states that it is a notice of Default or Event of Default.

(I)           The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and, with respect to such permissive rights, the Trustee shall not be answerable for other than its negligence or willful misconduct.

(J)           In no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(K)          The Trustee shall be entitled to request and receive written instructions from the Company or the Holders and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by the Trustee in accordance with the written direction of the Company or the Holders.

(L)          The Trustee is not responsible for monitoring the performance of other persons or for the failure of others to perform their duties.

(M)         Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Note, shall be conclusive and binding upon future Holders of Notes, and upon Notes executed and delivered in exchange therefor or in place thereof.

(N)          The Trustee shall not be required to give any bond or surety in respect to the execution of trusts and powers under this Indenture.

Section 12.03.          Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Sections 12.10 and 12.11 of this Indenture.

Section 12.04.          Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Notes other than its authentication.

Section 12.05.          [Reserved].

Section 12.06.          Reports by Trustee to Holders.

Within 60 days after each anniversary of the date of this Indenture, the Trustee shall transmit by mail to all Holders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such anniversary date, in accordance with, and to the extent required under, TIA § 313.

A copy of each report at the time of its mailing to the Holders of any Series shall be filed with the SEC and each national securities exchange on which the Notes are listed. The Company shall promptly notify the Trustee in writing when the Notes are listed on any national securities exchange.

Section 12.07.          Compensation and Indemnity.

The Company shall pay to the Trustee from time to time compensation for its services as the Company and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall pay or reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, expenses and advances incurred or made by it in accordance with the provisions of this Indenture. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company shall indemnify each of the Trustee and any predecessor Trustee and each of their respective officers, directors, employees, shareholders, attorneys-in-fact and agents for, and hold it harmless against, any claim, action, suit or proceeding at law or in equity, damage, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel), loss, expenses, fees or charges (including taxes (other than taxes based upon the income of the Trustee)) or liability incurred by them without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust and their rights or duties hereunder including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including enforcement of this indemnity). The Trustee shall notify the Company promptly of any third party claim for which it may seek indemnity. The Company shall defend such claim and the Trustee shall cooperate in the defense. The Trustee may have one separate counsel (plus local counsel, if applicable) and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through willful misconduct or negligence.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on the Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 7.01(A)(x) and 7.01(A)(xi) of this Indenture occurs, the expenses and the compensation for the services are intended to constitute administrative expenses for purposes of priority under any Bankruptcy Law.

The Company’s obligations under this Section 12.07 of this Indenture and any Lien arising hereunder shall survive the resignation or removal of the Trustee, the repayment of the Securities, the discharge of the Company’s obligations pursuant to Article 12 of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

Section 12.08.          Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign with respect to the Notes by so notifying the Company at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Notes may remove the Trustee with respect to that Series by so notifying the Trustee and the Company at least 30 days prior to the requested date of removal. The Company may remove the Trustee with respect to the Notes if:

(a)           the Trustee fails to comply with Section 12.10 of this Indenture;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a Custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Notes does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in principal amount of the Notes may, at the sole expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the Lien provided for in Section 12.07 of this Indenture, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to the Notes for which it is acting as Trustee under this Indenture. A successor Trustee shall mail a notice of its succession to each Holder of each such Series. Notwithstanding replacement of the Trustee pursuant to this Section 12.08 of this Indenture, the Company’s obligations under Section 12.07 of this Indenture hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it for actions taken or omitted to be taken in accordance with its rights, powers and duties under this Indenture prior to such replacement.

Section 12.09.          Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or sells or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, subject to Section 12.10 of this Indenture.

Section 12.10.          Successor Trustee by Merger, Etc.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).

Section 12.11.          Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Article 13.          Miscellaneous

Section 13.01.          Notices.

Any notice or communication by the Company or the Trustee to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

If to the Company:

Tellurian Inc.

1201 Louisiana Street, Suite 3100

Houston, TX 77002

Attention: Graham A. McArthur, Treasurer

with a copy (which will not constitute notice) to:

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

Attention: John A. Elofson, Esq.

and

Kirkland & Ellis LLP

609 Main Street, Houston, TX 77002

Attention: Rachael L. Lichman

If to the Trustee:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402

Attention: Tellurian Inc. Notes Administrator

If to the Collateral Agent:

Tech Opportunities LLC

c/o Hudson Bay Capital Management LP

28 Havemeyer Place, 2nd Floor

Greenwich, CT 06830

Attention: Eric Helenek

The Company, the Trustee or the Collateral Agent, by notice to the other, may designate additional or different addresses (including electronic addresses) for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

All notices or communications required to be made to a Holder pursuant to the Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register. The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in the Indenture, the Notes or the Pledge Agreement, (A) whenever any provision of the Indenture, the Notes or the Pledge Agreement requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of the Indenture, the Notes or the Pledge Agreement requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.

Section 13.02.          Delivery of Officer’s Certificate and Opinion of Counsel as to Conditions Precedent.

Upon any request or application by the Company to the Trustee or the Collateral Agent, as applicable to take any action under the Transaction Documents (other than, with respect to (B) below, the initial authentication of Notes under the Indenture), the Company will furnish to the Trustee or the Collateral Agent:

(A)          an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee that complies with Section 13.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in the Indenture and any other applicable Transaction Document relating to such action have been satisfied; and

(B)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee that complies with Section 13.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.

Section 13.03.          Statements Required in Officer’s Certificate and Opinion of Counsel.

Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.03) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in the Indenture and any other applicable Transaction Document will include:

(A)          a statement that the signatory thereto has read such covenant or condition;

(B)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;

(C)           a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(D)          a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.

Section 13.04.          Rules by the Trustee, the Registrar and the Paying Agent.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05.          No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation, provided that this Section 13.05 shall not limit any such person’s liability for fraud or willful misconduct. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 13.06.          Governing Law; Waiver of Jury Trial.

THE INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE TRUSTEE AND THE HOLDERS, BY THEIR ACCEPTANCE OF THE NOTES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THE INDENTURE OR THE NOTES.

Section 13.07.          Submission to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon the Indenture or the transactions contemplated by the Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 13.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 13.08.          No Adverse Interpretation of Other Agreements.

Neither the Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret the Indenture or the Notes.

Section 13.09.          Successors.

All agreements of the Company in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successors.

Section 13.10.          Force Majeure.

The Trustee, the Collateral Agent and each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under the Indenture or the Notes by reason of any occurrence beyond its control (including any act or provision of any present or future law or regulation or governmental authority, act of God or war, civil or military unrest, local or national disturbance or disaster, act of terrorism, disease, earthquake, fire, flood, sabotage, epidemic, pandemic, quarantine, riot, labor dispute, accidents, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, malware or ransomware attack or unavailability of the Federal Reserve Bank wire or other wire or communication facility).

Section 13.11.          U.S.A. PATRIOT Act.

The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees to provide the Trustee and with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.

Section 13.12.          Calculations.

The Company will be responsible for making all calculations called for under the Indenture or the Notes, including determinations of the Last Reported Sale Price, the Daily VWAP and the accrued interest on the Notes and the Conversion Rate.

The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification.

For the avoidance of doubt, neither the Trustee nor the Conversion Agent will have any responsibility to make any calculations called for under the Indenture, nor will the Trustee or the Conversion Agent be charged with knowledge of or have any duties to monitor the Stock Price. The Trustee and the Conversion Agent may rely conclusively on the calculations and information provided to them by the Company as to the Daily VWAP and the Last Reported Sale Price and any other calculations made pursuant to the Indenture.

Section 13.13.          Severability.

If any provision of the Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of the Indenture or the Notes will not in any way be affected or impaired thereby.

Section 13.14.          Counterparts.

This Supplemental Indenture may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each party hereto accepts the foregoing and any document received in accordance with this Section 13.14 shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this agreement.

The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the each of the parties hereto, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Trustee will be entitled to assume, without liability, the authenticity of any signature that is presented to it in compliance with the preceding sentence, provided, that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee.

Each of the parties hereto represents and warrants to the other parties that it has the corporate capacity and authority to execute this Supplemental Indenture through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

Section 13.15.          Table of Contents, Headings, Etc.

The table of contents and the headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and will in no way modify or restrict any of the terms or provisions of the Indenture.

Section 13.16.          Withholding Taxes.

Each Holder of a Note agrees, and each beneficial owner of an interest in a Note, by its acquisition of such interest, is deemed to agree, that if the Company or other applicable withholding agent determines that such Holder or beneficial owner is deemed to have received a distribution of property for U.S. federal income tax purposes as a result of an adjustment or the non-occurrence of an adjustment to the Conversion Rate, and, as a result, the Company or withholding agent is required to make or pay withholding taxes (including backup withholding) on behalf of such Holder or beneficial owner, then the Company or such withholding agent, as applicable, may make such withholding by deducting from, or may set off such payments against, any payment on any Note or any Common Stock of such Holder or beneficial owner, or any proceeds of any sale, exchange or other disposition of such Note (including the conversion, repurchase or retirement of such Note) or such Common Stock by, or other funds or assets of, such Holder or beneficial owner.

Section 13.17.          Trust Indenture Act Controls.

If any provision of the Indenture limits, qualifies or conflicts with another provision that is required to be included in the Indenture by the Trust Indenture Act, then required provision of the Trust Indenture Act will control.

Section 13.18.          Global Securities.

Notwithstanding anything contained the Base Indenture, the Notes may not be issued in the form of Global Securities.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused this Supplemental Indenture to be duly executed as of the date first written above.

Tellurian Inc.

By:	/s/ Kian Granmayeh
Name: Kian Granmayeh
Title: Executive Vice President and Chief Financial Officer

Wilmington Trust, National Association, as Trustee

By:	/s/ Hailey E. Field
Name: Hailey E. Field
Title: Vice President

Tech Opportunities LLC, as the Collateral Agent

By:	/s/ George Antonopoulos
Name: George Antonopoulos
Title: Authorized Signatory*

* Authorized Signatory Hudson Bay Capital Management LP Not individually, but solely as Investment Advisor to Tech Opportunities LLC.

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF NOTE

TELLURIAN INC.

6.00% Senior Secured Convertible Note due 2025

CUSIP No.:	[___]	Certificate No. [___]
ISIN No.:	[___]

Tellurian Inc., a Delaware corporation, for value received, promises to pay to [___], or its registered assigns, the principal sum of [___] dollars ($[___])on May 1, 2025 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates:	February 1, May 1, August 1 and November 1 of each year, commencing on [date].

Regular Record Dates:	January 15, April 15, July 15 and October 15.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Tellurian Inc. has caused this instrument to be duly executed as of the date set forth below.

Tellurian Inc.

Date:	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wilmington Trust, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:	By:
Authorized Signatory

TELLURIAN INC.

6.00% Senior Secured Convertible Note due 2025

This Note is one of a duly authorized issue of notes of Tellurian Inc., a Delaware corporation (the “Company”), designated as its 6.00% Senior Secured Convertible Notes due 2025 (the “Notes”), all issued or to be issued pursuant to an indenture (the “Base Indenture”), dated as of June [ ● ], 2022, between the Company and Wilmington Trust, National Association, as trustee, and a first supplemental indenture, among the Company, Wilmington Trust, National Association, as trustee, and Tech Opportunities LLC, as collateral agent (as the same may be amended from time to time, the “Supplemental Indenture,” and the Base Indenture, as amended by the Supplemental Indenture, and as the same may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”), dated as of June [ ● ], 2022. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

The Indenture sets forth the rights and obligations of the Company, the Trustee, the Collateral Agent and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1.             Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.05 of the Supplemental Indenture. Stated Interest on this Note will begin to accrue from, and including, [date].

2.             Maturity. This Note will mature on May 1, 2025, unless earlier repurchased, redeemed or converted.

3.             Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.04 of the Supplemental Indenture.

4.             Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

5.             Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

6.             Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change. Subject to the other terms of the Indenture, if a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Supplemental Indenture.

7.             Right of the Holder to Redeem the Notes; Redemption at Option of the Company. Subject to the other terms of the Indenture, each of the Company and the Holder will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Indenture.

8.             Conversion. Each of the Company and the Holder will have the right to convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Supplemental Indenture.

9.             When the Company May Merge, Etc. Article 6 of the Supplemental Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

10.           Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Supplemental Indenture.

11.           Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Supplemental Indenture or the Notes in the manner, and subject to the terms, set forth in Article 8 of the Supplemental Indenture.

12.           Collateral. The obligations of the Company under the Indenture and this Note are secured by the Collateral, as set forth in the Pledge Agreement. The Collateral may be released in certain circumstances set forth in Section 8.01 of the Supplemental Indenture.

13.           No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

14.           Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

15.           Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

16.           Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Tellurian Inc.

1201 Louisiana Street, Suite 31000

Houston, TX 77002

Attention: Legal Department

ASSIGNMENT FORM

TELLURIAN INC.

6.00% Senior Secured Convertible Notes due 2025

Subject to the terms of the Indenture, the undersigned Holder of the within Note assigns to:

Name:

Address:

Social security or
tax identification
number:

the within Note and all rights thereunder irrevocably appoints:

as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

EXHIBIT B

[RESERVED]

B-1

EXHIBIT C

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

TELLURIAN INC.

6.00% Senior Secured Convertible Notes due 2025

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	the entire principal amount of

☐	$ * aggregate principal amount of

the Note identified by CUSIP No.                      and Certificate No.                     .

The undersigned acknowledges that this Notice, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

* Must be an Authorized Denomination.

C-1

EXHIBIT D

[RESERVED]

D-1

EXHIBIT E

FORM OF COMPANY CONVERSION NOTICE

TELLURIAN INC.

6.00% Senior Secured Convertible Notes due 2025

Subject to the terms of the Indenture, by executing and delivering this Conversion Notice, the Company hereby notifies the Holder of the Note (with a copy to the Trustee) of the entire principal amount of the Notes identified by CUSIP No.                      and Certificate No.                     .

By delivering this Company Conversion Notice, the Company hereby represents and warrants that the Equity Conditions are satisfied as of the date hereof. The Company acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then the Holder of such Note shall be entitled to an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Tellurian Inc.

Date:	By:
Name:
Title:

E-1

EXHIBIT F

FORM OF HOLDER CONVERSION NOTICE

TELLURIAN INC.

6.00% Senior Secured Convertible Notes due 2025

Subject to the terms of the Indenture, by executing and delivering this Holder Conversion Notice, the Holder hereby notifies the Company of the Holder’s election to convert (check one):

☐	the entire principal amount of

☐	$ * aggregate principal amount of

☐	the entire Acceleration Amount due under

☐	$ † aggregate principal amount constituting a portion of the Acceleration Amount due under

the Note identified by CUSIP No.                      and Certificate No.                     .

Holder contact information:

Contact Name:

Contact Address:

Contact Email:

Contact Telephone:

By delivering this Holder Conversion Notice, the undersigned Holder hereby represents and warrants that (i) such Holder together with their other Attribution Parties will not collectively beneficially own in the aggregate in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to the conversion provided for in this Holder Conversion Notice and (ii) Section 5.09(B) has been complied with.

The undersigned acknowledges that this Notice, duly endorsed for transfer, must be delivered to the Conversion Agent before any Conversion Consideration will be delivered.

* Must be an Authorized Denomination.

† Must be an Authorized Denomination.

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Delivery Instructions:

Unless the Holder directs otherwise below, the Holder hereby requests that the Conversion Consideration (which includes shares of Common Stock in connection with the conversion of the Note and cash in respect of any accrued and unpaid interest on the Note) be delivered to the Holder as follows: (i) the shares of Common Stock in connection with the conversion of the Note shall be credited to the Holder’s (or its designee’s) account at the Depository Trust Company (DTC) through the Transfer Agent’s Deposit/Withdrawal At Custodian (DWAC) system; and (ii) any cash with respect to any accrued but unpaid interest on the Note shall be wired to the Holder, in each case as set forth below.

DTC Account Information for Delivery of Common Stock in Connection with Conversion of Note:

Holder Name:

DTC Participant Name and Number:

DTC Participant Phone Number and Contact Email:

Account Name:

Account Number:

Wire Instructions for Delivery of Cash in Respect of Accrued and Unpaid Interest on Note:

Holder Name:

Bank:

Bank:

ABA:

Swift:

Account Number:

Account Name:

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

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EXHIBIT G

FORM OF NOTICE OF ACCEPTANCE OF OPTIONAL REDEMPTION

TELLURIAN INC.

6.00% Senior Secured Convertible Notes due 2025

Subject to the terms of the Indenture, by executing and delivering this Notice of Acceptance of Optional Redemption, the undersigned Holder of the Note identified below accepts the Company’s offer of an Optional Redemption with respect to

☐	the entire principal amount of

☐	$ ‡ aggregate principal amount of

the Note identified by CUSIP No.                      and Certificate No.                     .

The undersigned acknowledges that this Notice, duly endorsed for transfer, must be delivered to the Paying Agent within fifteen (15) Business Days of the date of the applicable Optional Redemption Notice.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

‡ Must be an Authorized Denomination.

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